SCHEDULE 14A INFORMATION
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(Amendment No. )

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Green Dot Corporation
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April 29, 2020
Dear Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Green Dot Corporation. To support the health and well-being of our stockholders, employees and directors in light of the COVID-19 pandemic, our 2020 Annual Meeting of Stockholders will be held as a “virtual meeting” of stockholders and stockholders will not be able to attend the meeting in person. Our Annual Meeting of Stockholders will be conducted exclusively via the internet at a virtual audio web conference at www.meetingcenter.io/291372780 on June 9, 2020, at 1:00 p.m. Pacific Time. The password for the meeting is GDOT2020.
You can attend the Annual Meeting of Stockholders online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned internet site. We are committed to ensuring, to the extent possible, that stockholders will be afforded the ability to participate at the virtual meeting like they would at an in-person meeting. We intend to resume our historical practice of holding an in-person meeting next year. Details regarding how to access the virtual meeting via the internet and the business to be conducted at the meeting are more fully described in the accompanying Notice of 2020 Annual Meeting of Stockholders and Proxy Statement.
We have also elected to deliver our proxy materials to our stockholders over the internet and will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2020 Annual Meeting of Stockholders and 2019 annual report to stockholders. This notice also provides instructions on how to vote by telephone or through the internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.
We hope that you will be able to attend this year’s Annual Meeting of Stockholders. Whether or not you plan to attend the meeting, please vote through the internet or by telephone or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.
On behalf of the Board of Directors, we would like to express our appreciation for your continued support of Green Dot Corporation.

Sincerely,

Dan R. Henry	William I Jacobs
President and Chief Executive Officer	Chairperson of the Board

GREEN DOT CORPORATION
________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 9, 2020
________________
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Green Dot Corporation will be held on June 9, 2020, at 1:00 p.m. Pacific Time exclusively via the internet at a virtual audio web conference.
In light of the COVID-19 pandemic, for the health and well-being of our stockholders, employees and directors, we have determined that the Annual Meeting of Stockholders will be held exclusively online in a virtual meeting format only, via the internet, with no physical in-person meeting. At our virtual meeting, stockholders will be able to attend, vote and submit questions by visiting www.meetingcenter.io/291372780. The password for the meeting is GDOT2020. Further information about how to attend the Annual Meeting of Stockholders online, vote your shares online during the meeting and submit questions during the meeting is included in the accompanying proxy statement.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect the 10 nominees named in the proxy statement to the Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020;

3.	To vote on a non-binding advisory resolution to approve executive compensation; and

4.	To approve the amendment and restatement of Green Dot’s 2010 Equity Incentive Plan.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 27, 2020 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.
Your vote as a Green Dot Corporation stockholder is very important. Each share of Class A common stock that you own represents one vote. For questions regarding your stock ownership, you may contact Investor Relations at (626) 765-2427 or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by email through their website at www.computershare.com/contactus or by phone at (800) 962-4284.

By Order of the Board of Directors,

John C. Ricci
General Counsel and Secretary

Pasadena, California
April 29, 2020

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the internet or submit your proxy card or voting instructions as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About the Meeting" beginning on page 12 of the proxy statement and the instructions on the enclosed Notice of Internet Availability of Proxy Materials.

GREEN DOT CORPORATION
PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

i

ii

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.

Annual Stockholders Meeting

Record date
April 27, 2020

Date of Mailing/Availability
The Notice of Internet Availability of Proxy Materials is being mailed, and the proxy statement is being made available, to our stockholders on or about April 29, 2020

Meeting agenda The meeting will cover the proposals listed under "Voting matters and vote recommendations" below, and any other business that may properly come before the meeting.
Date June 9, 2020 Time 1:00 p.m. Pacific Time Place Exclusively via the internet at a virtual audio web conference at www.meetingcenter.io/291372780. The password for the meeting is GDOT2020.
Voting Stockholders as of the record date are entitled to vote. Each share of our Class A common stock is entitled to one vote for each director nominee and one vote for each of the proposals.
Voting matters and vote recommendations
See the actual proposals for more information.

Management Proposals		Board recommends	Reasons for Recommendation	See page
1.	Election of 10 directors	FOR	Our Board of Directors (“Board”) and its Nominating and Corporate Governance Committee believe the 10 Board nominees possess the skills, and experience to effectively monitor performance, provide oversight, and advise management on our long-term strategy.	23
2.	Ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2020	FOR	Based on the Audit Committee’s assessment of Ernst & Young LLP’s qualifications and performance, it believes their retention for fiscal year 2020 is in the best interests of our company.	29
3.	Advisory vote to approve executive compensation	FOR	Our executive compensation programs demonstrate our execution on our pay for performance philosophy and reflect corporate governance best practices.	30
4.	Approval of the amendment and restatement of our 2010 Equity Incentive Plan	FOR	Our 2010 Equity Incentive Plan addresses the continuing need to provide performance-based restricted stock units, restricted stock units and other equity-based incentives to attract and retain the most qualified personnel and to respond to relevant market changes in equity compensation practices.	32

Corporate governance facts

Independent Board and Board committees

•	Chairperson and CEO positions are separate
•	Independent Chairperson of the Board
•	9 of 10 director nominees are independent
•	100% of committee members are independent
•	Independent directors meet in executive session regularly
•	100% of directors attended more than 75% of meetings held in 2019 during the period in which they served
•	We conduct annual board and committee evaluations
•	All Audit Committee members are financially literate
•	Our Compensation Committee uses an independent compensation consultant

Best practices stockholder rights

•	Directors are elected by majority vote in uncontested elections
•	All directors are elected annually
•	Our bylaws provide for proxy access by stockholders
•	No poison-pill

Strong stockholder support on say-on-pay

98.9% say-on-pay support at our 2019 Annual Meeting. Our Compensation Committee believes the vote indicates support for our program.

Active stockholder engagement

During 2019, members of senior management conducted outreach to a cross-section of stockholders owning over 46% of our shares.

Our business performance

Total Operating Revenues:	$1.11B	4% year over year growth
Net Income:	$99.9M	15.8% decline
Gross Dollar Volume[1]:	$43.4B	8.6% year over year growth
Gross Dollar Volume from Direct Deposit Sources	$31.4B	5.5% year over year growth
Number of Active Accounts	5.0M	5.6% decline
Direct Deposit Active Accounts	2.1M	4.9% year over year growth
Purchase Volume[2]:	$27.0B	3.9% year over year growth
Cash Transfers[3]:	46.0M	9% year over year growth
Tax Refunds Processed:	12.1M	3.2% year over year growth

1	Gross dollar value of funds loaded to our account products
2	Total dollar volume of purchase transactions made by our account holders
3	Total number of cash transfer transactions conducted by consumers

Our director nominees
See “Proposal No. 1 - Election of Directors” for more information.
The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

Name and Occupation	Age	Director Since	Independent	Other Public Boards	Committee Memberships
					AC	CC	NGC	RC
Director Nominees
Kenneth C. Aldrich President, The Aldrich Company	81	2001	Yes	—
						M

J. Chris Brewster Former CFO, Cardtronics, Inc.	70	2016	Yes	—
					C			M
					F
Glinda Bridgforth Hodges Former President of Bridgforth Financial & Associates, LLC	67	2014	Yes	—
							C

Rajeev V. Date Managing Partner, Fenway Summer LLC	49	2016	Yes	—
					M			C

Saturnino “Nino” Fanlo Former CFO and COO, Human Longevity, Inc.	59	2016	Yes	—
					M	M
					F
William I Jacobs* Former Chairman and Current Board Member, Global Payments, Inc.	78	2016	Yes	2
						M		M

Dan R. Henry President and CEO	54	2020	No	1

Jeffrey B. Osher Founder, No Street Capital	43	2020	Yes	—
							M

Ellen Richey Former Vice Chairman- Risk and Public Policy, Visa Inc.	71	2020	Yes	—
								M

George T. Shaheen Former Chairman, Korn/Ferry International	75	2013	Yes	2
					M	C	M

_____________
AC: Audit Committee
CC: Compensation Committee
NGC: Nominating and Corporate Governance Committee
RC: Risk Committee

	Chairperson of the Board		Chair		Member		Financial expert
*		C		M		F

Executive compensation highlights
See “Proposal No. 3 - Advisory Vote to Approve Executive Compensation” and “Executive Compensation” for more information.

CEO			CEO Compensation

For 2019, our CEO did not earn an annual cash incentive award and he forfeited all his outstanding performance-based restricted stock units (“PRSUs”) at his retirement due to the then-current level of relative TSR performance under the awards. As a result, realized total direct compensation (TDC) was significantly lower than target TDC as shown in the Summary Compensation Table.

Compensation of Other NEOS[1]
[1]Does not include Brett Narlinger who did not earn any incentive awards in 2019 due to the timing of his departure.
Other NEOs			PRSUs (EPS Goal)
			2019 Non-GAAP EPS Goal			Pay for Performance Results
			Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	2019 Results
			$2.77	$2.87	$2.94	$2.79
61% Payout[1]
[1] 75% of the PRSUs continue to vest based on service requirements

Short-term Incentive PRSUs (Revenue Goal)
			2019 Non-GAAP Revenue Goal (in thousands)			Pay for Performance Results
			Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	2019 Results
			$1,090,000	$1,124,000	$1,152,000	$1,058,000
0% Payout

2019 Performance as Measured in Incentive Plans			2019 Cash Incentive Plan
Adjusted EBITDA:	$240.5M	12.4% decline	2019 Goals (in thousands)			Pay for Performance Results
Non-GAAP EPS:	$2.79	15.2% decline	Adjusted EBITDA Hurdle: $318,000			$240,566
Non-GAAP Revenue:	$1.058B	3.3% year over year growth	Non-GAAP Annual Revenue			2019 Results
Three-Year, Two Year, and One-Year Relative TSR percentile	Below 25th Percentile		Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
[1] Includes adjusted EBITDA and non-GAAP revenue as determined pursuant to the 2019 Executive Bonus Incentive Plan, non-GAAP EPS as determined pursuant to the Non-CEO PRSUs, and relative TSR as determined pursuant to the CEO’s PRSUs.			$1,090,000	$1,124,000	$1,152,000	$1,058,000
0% Payout

Sound program design

We design our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership while considering individual and company performance and alignment with the long-term interests of our stockholders. We achieve our objectives through compensation that:

Provides a competitive target total direct pay opportunity
Consists primarily of performance-based compensation
Provides annual short-term and long-term incentive opportunities that are 100% performance-based and/or at risk
Enhances retention through multi-year vesting of stock awards
Does not encourage unnecessary and excessive risk taking

Best practices in executive compensation

Our leading practices include:
A clawback policy
An executive stock ownership policy
A policy prohibiting pledging and hedging ownership of Green Dot stock
Seeking feedback on executive compensation through stockholder engagement
No discretionary bonuses or guaranteed payout levels
No tax gross-ups and perquisites
No single trigger change in control benefits
No executive-only retirement programs
No excessive cash severance

GREEN DOT CORPORATION
________________
PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2020
________________
April 29, 2020
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors of Green Dot Corporation ("Green Dot") for use at Green Dot's 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting" or “meeting”) to be held exclusively via the internet at a virtual audio web conference at www.meetingcenter.io/291372780 on June 9, 2020, at 1:00 p.m. Pacific Time, and any adjournment or postponement thereof.
Internet Availability of Proxy Materials
Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. On or about April 29, 2020, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the internet and includes instructions on how to receive a paper copy of the proxy materials by mail. If you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
Questions and Answers About the Meeting
Why is the 2020 Annual Meeting being held as a virtual, online meeting?
To support the health and well-being of our stockholders, employees and directors in light of the recent COVID-19 pandemic, the meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. In light of the public health and safety concerns related to the COVID-19 pandemic, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the 2020 Annual Meeting by enabling stockholders to participate remotely from any location around the world. We have designed the virtual 2020 Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. We intend to return to holding an in-person annual meeting in 2021.
Who can vote their shares and attend the 2020 Annual Meeting?
Stockholders as of the record date for the meeting, April 27, 2020, are entitled to vote their shares and attend the meeting. At the close of business on the record date, there were 52,905,013 shares of Green Dot Class A common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 27, 2020 your shares were registered directly in your name with our transfer agent, Computershare, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by proxy and you do not need to register to attend the meeting. Whether or not you plan to attend the meeting, we urge you to vote by telephone or through the internet, or if you request or receive paper proxy materials by mail, by filling out and returning a proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If on April 27, 2020, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not attend or vote your shares at the meeting unless you (i) request and obtain a legal proxy giving you the right to vote the shares at the meeting from the organization that holds your shares and (ii) register to attend the 2020

Annual Meeting. Please see “How do I register to attend the virtual 2020 Annual Meeting?” below for information on how to register to attend the 2020 Annual Meeting.
How do I virtually attend the 2020 Annual Meeting?
We will host the 2020 Annual Meeting live online via audio webcast. You may attend the 2020 Annual Meeting live online by visiting www.meetingcenter.io/291372780. The webcast will start at 1:00 p.m. Pacific Time on June 9, 2020. If you are a stockholder of record, you will need to enter the control number included on your proxy card and the password GDOT2020 in order to be able to enter the 2020 Annual Meeting online. If you are a beneficial owner and have registered in advance to participate in the 2020 Annual Meeting, you will need to enter the control number that you received from Computershare and the password GDOT2020. Online check-in will begin at 12:30 p.m. Pacific Time on June 9, 2020, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual meeting, please see the instructions on the virtual meeting website for technical support.
How do I register to attend the virtual 2020 Annual Meeting?
If you are a stockholder of record, you do not need to register to attend the 2020 Annual Meeting. However, if you are the beneficial owner of your shares, you must register in advance to attend the 2020 Annual Meeting. To register to attend the virtual 2020 Annual Meeting online, you must obtain a legal proxy from your brokerage firm, bank or other nominee and submit proof of your legal proxy reflecting your holdings of our stock, along with your legal name and address, to our virtual meeting provider, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on June 3, 2020. You will receive a confirmation of your registration by email and a control number after we receive your registration materials. Requests for registration should be directed to the following:
By email: Forward the email from your brokerage firm, bank or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail: Mail to Computershare, Green Dot Legal Proxy, P.O. Box 505000 Louisville, KY 40233-5005 unless this is an overnight request. Overnight requests should be mailed to Computershare, Green Dot Legal Proxy, 462 South 4th Street, Suite 1600, Louisville, KY 40202.
What is the purpose of the meeting?
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will be available to respond to questions from stockholders.
What proposals are scheduled to be voted on at the meeting?
Stockholders will be asked to vote on four proposals. The proposals are:

1.	To elect the 10 nominees named in this proxy statement to the Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020;

3.	To vote on a non-binding advisory resolution to approve executive compensation; and

4.	To approve the amendment and restatement of our 2010 Equity Incentive Plan.
Could matters other than Proposal Nos. 1-4 be decided at the meeting?
Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Green Dot, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by the Board of Directors will have the discretion to vote on those matters for you.
What is the recommendation of the Board of Directors on each of the proposals scheduled to be voted on at the meeting?
The Board of Directors recommends that you vote FOR each of the nominees named in this proxy statement (Proposal No. 1), FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020 (Proposal No. 2), FOR the non-binding advisory resolution to approve executive compensation (Proposal No. 3) and FOR the approval of the amendment and restatement of our 2010 Equity Incentive Plan (Proposal No. 4).

How do I vote?
You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card or your voting instruction card. To use an alternative voting procedure, follow the instructions on each proxy card or your voting instruction card that you receive. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote before the 2020 Annual Meeting:

•	by telephone or through the internet - in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

•
by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or

You may also vote during the 2020 Annual Meeting through the internet.
If you want to vote by telephone before the meeting, your votes must be submitted by 11:59 p.m. Eastern Time, on June 8, 2020. If you want to vote through the internet, your votes can be submitted before and during the 2020 Annual Meeting. Submitting your proxy, whether by telephone, through the internet or by mail if you request or received a paper proxy card, will not affect your right to vote should you decide to attend the virtual 2020 Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee regarding how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To vote at the 2020 Annual Meeting, you must obtain a legal proxy from your nominee and register to attend the meeting. Please see “How do I register to attend the virtual 2020 Annual Meeting?” above for information on how to register to attend the 2020 Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your voting instruction card to ensure that your vote is counted.
How do I vote by internet or telephone?
If you wish to vote by internet or telephone, you may do so by following the voting instructions included on your Notice of Internet Availability or proxy card. Please have each Notice of Internet Availability or proxy card you received in hand when you vote over the internet or by telephone as you will need information specified in those documents to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote online (as detailed above) should you decide to attend the virtual 2020 Annual Meeting.
The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
What shares can I vote?
Each share of Green Dot Class A common stock issued and outstanding as of the close of business on April 27, 2020 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of April 27, 2020, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
How many votes am I entitled to per share?
Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of April 27, 2020.
What is the quorum requirement for the meeting?
The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present in person or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy. Shares present virtually during the 2020 Annual Meeting will be considered shares of Class A common stock represented in person at the meeting.

How are abstentions and broker non-votes treated?
Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.
A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any "non-routine" matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.
Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020 (Proposal No. 2). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include all proposals other than Proposal No. 2, including the election of directors. Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.
What is the vote required for each proposal?
The votes required to approve each proposal are as follows:

•
Proposal No. 1. Each director must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the election of directors and represented in person or by proxy at the meeting casting their votes "FOR" a director must exceed the number of votes "AGAINST" a director.

•	Proposal Nos. 2, 3 and 4. Approval of each of Proposal Nos. 2, 3 and 4 will be obtained if a majority of the votes cast are “FOR” the proposal.
What if I return a proxy card but do not make specific choices?
If you return a validly executed proxy card but do not indicate your voting preferences, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement for which no instruction was provided and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.
If you hold your shares in street name and do not indicate to your broker or other nominee your voting preferences, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.
Who is soliciting my proxy and paying for this proxy solicitation?
The expenses of soliciting proxies will be paid by Green Dot. Following the original mailing of the soliciting materials, Green Dot and its agents may solicit proxies by mail, electronic mail, telephone, facsimile or by other similar means. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. Following the original mailing of the soliciting materials, Green Dot will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Green Dot, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.
What does it mean if I receive more than one proxy card or Notice of Internet Availability?
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. For example, you may own some shares directly as a stockholder of record and other shares through a brokerage firm, or you may own shares through more than one brokerage firm. In these situations, you may receive multiple sets of proxy materials. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

How can I change my vote after submitting my proxy?
A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to the Corporate Secretary of Green Dot a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the internet; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Only the latest-dated validly executed proxy that you submit will be counted.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability will provide you with instructions regarding how to:
•view our proxy materials for the meeting through the internet; and
•instruct us to send our future proxy materials to you electronically by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Will you make a list of the stockholders of record entitled to vote at the 2020 Annual Meeting available through electronic means?
We will make available an electronic list of stockholders of record as of the record date for inspection by stockholders from May 29, 2020 through June 8, 2020. To access the electronic list during this time, please send your request, along with proof of ownership, by email to IR@greendot.com. You will receive confirmation of your request and instructions on how to view the electronic list. The list will also be available to stockholders at www.meetingcenter.io/291372780 during the live audio webcast of the 2020 Annual Meeting.
Where can I find the voting results?
The results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE
Green Dot is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our company. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.greendot.com, by clicking on “Corporate Governance Guidelines,” under “Governance.” The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our Board of Directors as warranted.
Board Leadership Structure
Our Board of Directors retains the flexibility to determine on a case-by-case basis whether the Chief Executive Officer or an independent director should serve as Chairperson of the Board. This flexibility permits our Board of Directors to organize its functions and conduct its business in a manner it deems most effective under then-prevailing circumstances.
During those periods in which the positions of Chairperson and Chief Executive Officer are combined, the independent directors appoint an independent director as a Lead Independent Director. Currently, the roles of Chief Executive Officer and Chairperson of the Board are separate. William I Jacobs, one of our independent directors, has served as non-executive Chairperson of the Board since June 2016 (other than during the period from January 2020 to the end of March 2020 when he served as interim Chief Executive Officer while also serving as Chairperson of the Board, and George T. Shaheen served as Lead Independent Director). The Board believes that having an independent director serve as the non-executive Chairperson of the Board is the appropriate leadership structure for our company at this time because it allows our Chief Executive Officer to focus on executing our company’s strategic plan and managing our company’s operations and performance, while allowing the Chairperson of the Board to focus on the effectiveness of the Board and independent oversight of our senior management team.
Our Board of Directors' Role in Risk Oversight
Our Board of Directors, as a whole, has responsibility for risk oversight, although the Audit Committee and the Risk Committee and, to a lesser extent, other committees of our Board of Directors, oversee and review risk areas for our company and its subsidiary bank. In connection with strengthening our enterprise risk management process, our Board of Directors established a Risk Committee to provide greater oversight of this function. The risk oversight responsibility of our Board of Directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board of Directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational (including cybersecurity), financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks.
Our Audit Committee and Risk Committee meet in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The Audit Committee discusses with management and our independent registered public accounting firm our guidelines and policies to govern the process by which management assesses and manages our company's exposure to risk. The Audit Committee also discusses our major financial risk exposures and the steps management has taken to limit, monitor and control such exposures. Additionally, the Audit Committee oversees our internal audit function. The Risk Committee also reviews strategic, financial, information security and other execution risks and exposures, as well as regulatory exposures and other current matters that may present material risk to our company. Additionally, the Risk Committee oversees our Corporate Risk function. The Audit Committee and Risk Committee receive periodic reports from our Chief Risk and Compliance Officer on our enterprise risk management program. The Compensation Committee reviews risks and exposures associated with leadership assessment and executive compensation programs and arrangements, including incentive plans. The Nominating and Corporate Governance Committee reviews risks and exposures relating to significant legal compliance risks and monitors the steps management has to mitigate these exposures.
In connection with the recent COVID-19 pandemic, the Board together with management has overseen our efforts to mitigate financial and human capital management risk exposures associated with the pandemic.

Independence of Directors
Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or the NYSE. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, the board annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the absence of any current employment relationships between the company and our directors or their families (except in the case of Dan R. Henry, our current President and Chief Executive Officer); the absence of any of the other specific relationships that would preclude a determination of independence under the rules of the NYSE; the absence of transactions with non-employee directors and members of their families that would require disclosure in this proxy statement under SEC rules regarding related person transactions; and the absence of any other material relationships between the non-employee directors and Green Dot.
Based upon this review, our Board of Directors has determined that the following director nominees or members of our Board of Directors are currently independent as determined under the rules of the NYSE:

Kenneth C. Aldrich
J. Chris Brewster
Glinda Bridgforth Hodges
Rajeev V. Date
Saturnino Fanlo
William I Jacobs
Jeffrey B. Osher
Ellen Richey
George T. Shaheen
George W. Gresham served as an independent director on the Board of Directors until May 2019.
All members of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee must be independent directors as defined by our Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Green Dot or any of its subsidiaries other than their directors' compensation. No member of any committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Green Dot or any of its subsidiaries. Our Board of Directors has determined that all members of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee are independent and all members of our Audit Committee satisfy the relevant SEC additional independence requirements for the members of such committee.
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Risk Committee. Each of these committees has a written charter approved by our Board of Directors. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, California 91107, Attn: Corporate Secretary or by clicking on “Governance” in the investor relations section of our website, http://ir.greendot.com. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee is comprised of Mr. Brewster, who is the chair of the Audit Committee, and Messrs. Date, Fanlo and Shaheen. Mr. Brewster did not serve on the Audit Committee while serving as our Interim President from January 2020 to the end of March 2020. Mr. Date joined the Audit Committee in January 2020. The composition of our Audit Committee meets the requirements for independence under current NYSE and SEC rules and regulations.

Each member of our Audit Committee is financially literate as required by current NYSE listing standards. In addition, our Board of Directors has determined that Mr. Brewster is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K based on his experience as Chief Financial Officer of various companies and Mr. Fanlo is an Audit Committee financial expert based on his experience as Chief Financial Officer of various companies and extensive experience in financial services and capital markets.
Pursuant to its charter, our Audit Committee, among other things:

•	appoints our independent auditors;

•	approves the audit and non-audit services to be performed by our independent auditors;

•	assesses the qualifications, performance and independence of our independent auditors;

•	monitors the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviews the integrity, adequacy and effectiveness of our accounting and financial reporting processes and the adequacy and effectiveness of our systems of internal control;

•	discusses the results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results; and

•	prepares the Audit Committee report that the SEC requires in our annual proxy statement.
Compensation Committee
Our Compensation Committee is comprised of Mr. Shaheen, who is the chair of the Compensation Committee, and Messrs. Aldrich, Fanlo and Jacobs. Mr. Jacobs did not serve on the Compensation Committee while serving as our Interim Chief Executive Officer from January 2020 to the end of March 2020. Mr. Fanlo joined the Compensation Committee in January 2020. The composition of our Compensation Committee meets the requirements for independence under current NYSE and SEC rules and regulations.
Pursuant to its charter, our Compensation Committee, among other things:

•	reviews, approves and makes recommendations to our Board of Directors (as our Compensation Committee deems appropriate) regarding the compensation of our executive officers;

•	administers and interprets our stock and equity incentive plans;

•	reviews, approves and makes recommendations to our Board of Directors (as our Compensation Committee deems appropriate) with respect to equity and non-equity incentive compensation plans; and

•	establishes and reviews general strategies relating to compensation and benefits of our employees.
From time to time, in accordance with the provisions of its charter, our Compensation Committee reviews and makes recommendations to the Board of Directors regarding compensation for non-employee directors using a process similar to the one used for determining compensation for our executive officers, which is discussed in detail in “Executive Compensation — Compensation Discussion and Analysis” below. Our Compensation Committee periodically reviews the market practice for non-employee director compensation at companies in our peer group in consultation with its independent compensation consultant.
Under its charter, our Compensation Committee has the authority to retain outside counsel or other advisors. Our Compensation Committee oversees the engagement of its independent compensation consultant and any other consultants it engages in addition to or in replacement of its independent consultant. Representatives of our Compensation Committee’s independent compensation consultant meet informally with the chair of our Compensation Committee and, from time to time, with our Compensation Committee during its regular meetings. The independent compensation consultant selected by our Compensation Committee works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will not undertake projects for management without our Compensation Committee’s approval. Our Compensation Committee selected Mercer, LLC (“Mercer”) as its independent compensation consultant to provide advice and ongoing recommendations on executive compensation matters for 2019 as described in more detail under “Compensation Discussion and Analysis - Role of Consultant”.
During 2019, Mercer also provided non-executive compensation services to the company. They included an organization-wide talent assessment, serving as investment advisor to our 401(k) plan, and consulting on, and serving as the broker for, our employee health plans.

The total fees we incurred for executive compensation consulting in 2019 was $288,571. The total fees incurred for the non-executive compensation services was $473,855. No individual consultant or personnel who provided executive compensation services received any additional compensation as a result of Mercer providing these other services.
In the process of selecting Mercer as its compensation consultant, our Compensation Committee considered Mercer’s independence by taking into account the factors prescribed by the NYSE listing rules. Based on this evaluation, the Committee determined that no conflict of interest existed with respect to Mercer.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Ms. Bridgforth Hodges, who is the chair of the Nominating and Corporate Governance Committee, and Messrs. Osher and Shaheen. Mr. Osher joined the Nominating and Corporate Governance Committee in April 2020. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under current NYSE and SEC rules and regulations.
Pursuant to its charter, our Nominating and Corporate Governance Committee, among other things:

•	identifies, evaluates and recommends nominees to our Board of Directors and its committees;

•	oversees the evaluation of the performance of our Board of Directors and its committees and of individual directors;

•	considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

•	reviews our legal compliance policies; and

•	makes recommendations to our Board of Directors concerning our corporate governance guidelines and other corporate governance matters.
Risk Committee
Our Risk Committee is comprised of Mr. Date, who is the chair of the Risk Committee and Messrs. Brewster and Jacobs and Ms. Richey. Messrs. Brewster and Jacobs did not serve on the Risk Committee while serving as interim officers. Ms. Richey joined the Risk Committee in April 2020. The composition of our Risk Committee meets the requirements for independence under current NYSE and SEC rules and regulations.
Pursuant to its charter, our Risk Committee, among other things:

•	approves and periodically reviews the risk management framework for our company;

•	oversees and receives reports on the operation of our enterprise-wide risk management framework and Corporate Risk function;

•	reviews and discusses the key risk types facing our company;

•	annually reviews and recommends to our Board of Directors the articulation and establishment of our company’s risk appetite; and

•
reviews and receives regular reports from the Chief Risk and Compliance Officer and other members of management regarding management’s assessment of the effectiveness of our enterprise-wide risk program.

Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Chairperson of the Board serves as the presiding director at these meetings when the Chairperson is a non-employee director. When the Chairperson of the Board is an employee, the Lead Independent Director will serve as the presiding director at these meetings.
Board and Committee Meetings and Attendance
The Board of Directors and its committees meet throughout the year on a set schedule and hold special meetings and act by written consent from time to time. During 2019, the Board of Directors met 6 times, including telephonic meetings, the Audit Committee held 9 meetings, the Risk Committee held 4 meetings, the Compensation Committee held 8 meetings and the Nominating and Corporate Governance Committee held 4 meetings. During 2019, all of our directors attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served (during the period which such director served).

Board Attendance at Annual Stockholders' Meeting
Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meetings of stockholders. All eight of our director nominees, who stood for reelection at our 2019 Annual Meeting of Stockholders, attended the 2019 Annual Meeting of Stockholders.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-employee members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Lead Independent Director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of the Board of Directors consistent with a screening policy providing that unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our Board of Directors.
The address for these communications is: Corporate Secretary, Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, CA 91107.
Proxy Access
Since 2016, our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years a number of shares of our Class A common stock that constitutes at least 3% of our outstanding shares of Class A common stock, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board of Directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. The Bylaws specifically allow funds under common management to be treated as a single stockholder, and permit share lending with a five-day recall. The Bylaws do not contain any post-meeting holding requirements, do not have any limits on resubmission of failed nominees, and do not contain restrictions on third-party compensation.
Listening to Our Stockholders
We are committed to ongoing engagement with our stockholders to gain valuable insight into the issues that matter most to them and to enable our company to address them effectively. During 2019, we engaged in discussions with stockholders representing approximately 46% of our outstanding shares to discuss among other things, our strategy, and focus on delivering financial results that create significant stockholder value, as well as corporate governance and executive compensation. Our stockholders were generally supportive of the direction of the company and provided valuable insights and feedback, which was shared with the full Board for review and consideration.
Code of Business Conduct and Ethics
We have adopted codes of business conduct and ethics that, on a combined basis, apply to all of our board members, officers and employees. Our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics are posted on the Investor Relations section of our website located at http://ir.greendot.com, by clicking on “Governance.” Any amendments or waivers of our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics pertaining to a member of our Board of Directors or one of our executive officers will be disclosed on our website at the above-referenced address.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee's charter, our certificate of incorporation and bylaws and our corporate governance guidelines. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Pursuant to the proxy access provisions of our Bylaws, an eligible stockholder or group of up to 20 stockholders may nominate one or more director candidates to be included in our proxy materials for our next annual meeting of stockholders. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by our Corporate Secretary in writing at the following address: Corporate Secretary, Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, CA 91107, with a copy to Green Dot Corporation, Attn: General Counsel at the same address. When submitting nominees for inclusion in our proxy materials pursuant to the proxy access provisions of our Bylaws, stockholders must follow the notice procedures and provide the information required by our Bylaws.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors, including the deadlines for submitting a nominee for inclusion in our proxy materials for our next annual meeting of stockholders pursuant to the proxy access provisions of our Bylaws, is set forth below under “Additional Information - Stockholder Proposals to be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing an experienced and highly-qualified Board of Directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the Board of Directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the Board of Directors to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation, bylaws, corporate governance guidelines and charters of the Board of Directors' committees. In addition, neither the Board of Directors nor the Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many factors, including, among other things, a candidate's independence, integrity, skills, financial and other expertise, breadth of experience and knowledge about our business or industry and willingness and ability to devote adequate time and effort to responsibilities of the Board of Directors in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote Board of Directors membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the Board of Directors' overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, qualities and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of 10 directors, all of whom are nominated and standing for election at the 2020 Annual Meeting.
At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that the nominees named below be elected as directors for a one-year term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified.
Ellen Richey was recommended by the Nominating and Corporate Governance Committee after an extensive search was conducted by a third-party search firm, and numerous candidates were considered. Jeffrey B. Osher was recommended by the Nominating and Corporate Governance Committee after serving as an observer and advisor to the Board since March 2017. Dan R. Henry was recommended by the Nominating and Corporate Governance Committee in connection with his appointment as our new President and Chief Executive Officer.
Biographical information for each of the nominees is set forth below. We have highlighted in that section the specific experience, qualifications and skills that led the Board to conclude that each individual should continue to serve as a director of Green Dot.
Nominees to the Board of Directors
The nominees, and his or her age, occupation and length of board service as of April 15, 2020, are provided in the table below. Additional biographical descriptions of the nominees are set forth in the text below the table.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Kenneth C. Aldrich (1)	81	President, The Aldrich Company	January 2001
J. Chris Brewster (2)(3)	70	Former Chief Financial Officer, Cardtronics, Inc.	April 2016
Glinda Bridgforth Hodges (4)	67	Former President of Bridgforth Financial & Associates, LLC	December 2014
Rajeev V. Date (2)(3)	49	Managing Partner, Fenway Summer LLC	April 2016
Saturnino Fanlo (1)(2)	59	Former Chief Financial Officer and Chief Operating Officer, Human Longevity, Inc.	May 2016
William I Jacobs* (1)(3)	78	Former Chairman and Current Board Member, Global Payments, Inc.	April 2016
Dan R. Henry	54	President and Chief Executive Officer, Green Dot Corporation	March 2020
Jeffrey B. Osher (4)	43	Founder, No Street Capital	March 2020
Ellen Richey (3)	71	Former Vice Chairman of Risk and Public Policy, Visa, Inc	April 2020
George T. Shaheen (1)(2)(4)	75	Former Chairman, Korn/Ferry International	September 2013
_____________

*	Chairperson of the Board

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Risk Committee

(4)	Member of the Nominating and Corporate Governance Committee
Kenneth C. Aldrich has served as President of the Aldrich Company, a real estate investment firm, since June 1975. From August 2001 to March 2012, Mr. Aldrich served in various positions at International Stem Cell Corporation, a biotechnology company focused on developing therapeutic and research products through a proprietary stem cell technology. He served as its Chairman or Co-Chairman from August 2001 to March 2012 and served as its Chief Executive Officer from January 2001 through June 2006 and from January 2008 until January 2010. Mr. Aldrich previously served on the board of directors of Encode Bio, Inc., Convergent Investors LLC, MakeItWork, Inc., JobSync, Inc. and WaveTec Vision Systems, Inc. Mr. Aldrich holds an A.B. in history and literature from Harvard University and a J.D. from Harvard Law School. We believe Mr. Aldrich should serve as a member of our Board of Directors based on his extensive corporate management experience, including serving as the chief executive officer of a public company and the chief financial officer of another public company, and his experience with the organizational challenges involved with operating a public company.

J. Chris Brewster served as our interim President from January 2020 to the end of March 2020. Prior to that, he most recently served as Chief Financial Officer of Cardtronics, Inc., a provider of automated consumer financial services through ATMs and other devices, from February 2004 until February 2016, when he transitioned to an executive advisor to that company and then served in that capacity until February 2017. Prior to joining Cardtronics, from September 2002 until February 2004, Mr. Brewster provided consulting services to various businesses. From October 2001 until September 2002, Mr. Brewster served as Executive Vice President and Chief Financial Officer of Imperial Sugar Company, a publicly-traded refiner and marketer of sugar and related products. From March 2000 to September 2001, Mr. Brewster served as Chief Executive Officer and Chief Financial Officer of WorldOil.com, a privately-held internet, trade magazine, book and catalog publishing business. From January 1997 to February 2000, Mr. Brewster served as a partner of Bellmeade Capital Partners, LLC, a merchant banking firm specializing in the consolidation of fragmented industries. From March 1992 to September 1996, Mr. Brewster served as Chief Financial Officer of Sanifill, Inc., a publicly-traded environmental services company. From May 1984 to March 1992, Mr. Brewster served as Chief Financial Officer of National Convenience Stores, Inc., a publicly-traded operator of 1,100 convenience stores. He also serves as Chairman of the Audit Committee of the board of directors of R3, LLC, and Chairman of the Audit Committee of the board of directors of Merchantwise, LLC, both of which are privately-held financial technology companies. Mr. Brewster holds a B.S. degree in industrial management from the Massachusetts Institute of Technology and an M.B.A. degree from Harvard Business School. We believe Mr. Brewster should serve as a member of our Board of Directors based on his extensive management experience, the perspective he brings as a Chief Financial Officer of various companies, including most recently holding a long tenured CFO position at a company highly correlated with Green Dot’s customer base and business model, and his consumer financial services industry experience more broadly.
Glinda Bridgforth Hodges is a former personal finance expert and consultant with over 40 years of experience with financial institutions, the author of consumer financial education books and articles and a former regular contributor on national television and radio shows. Ms. Bridgforth Hodges has served as a financial consultant since 1990 when she founded Bridgforth Financial & Associates, LLC, a financial counseling company that specializes in a holistic approach to cash flow and debt management. Since January 2010, Ms. Bridgforth Hodges served as a member of the board of directors of Green Dot Corporation’s subsidiary bank, Green Dot Bank. Previously, Ms. Bridgforth Hodges served as Assistant Branch Manager at Detroit Bank & Trust (now Comerica Bank) from 1974 to 1976 and in various roles at Wells Fargo Bank from 1976 to 1988, including over seven years as an Assistant Vice President and Branch Manager. Ms. Bridgforth Hodges holds a B.S. in education from Western Michigan University. We believe Ms. Bridgforth Hodges should serve as a member of the Board of Directors based on the perspective she brings as a hands-on personal finance expert and consultant with extensive experience serving low-and moderate-income American families.
Rajeev V. Date is the founder of Fenway Summer LLC, an advisory and venture investment firm focused on financial services, and has served as Managing Partner of the firm since 2013. Previously, Mr. Date served in a variety of capacities at the U.S. Consumer Financial Protection Bureau (“CFPB”) and the U.S. Department of the Treasury. Among other roles, Mr. Date served as the first-ever Deputy Director of the CFPB, and also acted as the CFPB’s interim leader for several months. Prior to his public service, Mr. Date was a Managing Director in the Financial Institutions Group at Deutsche Bank Securities. From 2001 to 2007, Mr. Date served in various capacities at Capital One Financial, a bank holding company, including most recently as Senior Vice President for Corporate Strategy and Development. Mr. Date began his career in the financial institutions practice of McKinsey & Company. Mr. Date currently serves on the boards of directors of Circle Internet Financial, Ltd., College Ave Student Loans LLC; Grasshopper Bancorp; Megalith Financial Acquisition Corp; Prosper Marketplace, Inc.; and Better Mortgage Inc. Mr. Date holds a B.S. with Highest Honors in Industrial Engineering and Operations Research from the University of California at Berkeley, and a J.D., magna cum laude, from the Harvard Law School. We believe Mr. Date should serve as a member of our Board of Directors based on his extensive experience in the private and public sector, the perspective he brings as both an investor and board member at leading Fintech companies and his understanding of the unique needs of operations and governance at highly regulated bank holding companies.
Saturnino “Nino” Fanlo has been an independent business consultant since June 2018. He was the Chief Financial Officer and Chief Operating Officer of Human Longevity, Inc., a genomic-based, health intelligence company, from May 2017 to June 2018. Prior to joining Human Longevity, Mr. Fanlo served as President and Chief Financial Officer of Social Finance, Inc., a marketplace lender and financial services company, form June 2012 to May 2017. He also served as Chief Operating Officer of that company from December 2013 to August 2015 and as a member of its board of directors from June 2012 to September 2015. Previously, Mr. Fanlo served as Senior Advisor at Golden Gate Capital, a private equity firm, from April 2009 to February 2011; as Chief Executive Officer and a director of KKR Financial Holdings LLC, a subsidiary of KKR & Co. L.P. from 2004 to 2008; as a director of Capmark Financial Group Inc. from 2006 until 2009; as Executive Vice President and Treasurer of Wells Fargo & Company from July 2000 to June 2004; as a founder and, from August 2001 to June 2004, President of Sutter Advisors LLC, a registered investment advisor formed in 2001 and a wholly-owned subsidiary of Wells Fargo; and as Vice President at Goldman Sachs Group, Inc.

from 1990 to 1995. Mr. Fanlo also served in investment banking and asset management roles at Credit Suisse Group AG, Metropolitan Life Insurance Company and Australian Capital Equity Pty Ltd. Mr. Fanlo holds a B.A. in economics from Haverford College. We believe Mr. Fanlo should serve as a member of the Board of Directors based on his extensive experience in financial services and capital markets.
William I Jacobs has served as our Chairperson of the Board since June 2016 and served as our interim Chief Executive Officer from January 2020 to the end of March 2020. He served as the Chairman of the Board of Directors of Global Payments, Inc., a payment processing services company, from June 2014 until September 2019. He also served as Lead Independent Director of that company from 2003 to May 2014 and as one of its business advisors from August 2002 until September 2019. Prior to joining the Board of Directors of Global Payments in 2001, Mr. Jacobs served as Managing Director and Chief Financial Officer of The New Power Company from 2000 to 2002. From 1995 to 2000, Mr. Jacobs served in various senior roles at MasterCard International. Prior to MasterCard, Mr. Jacobs served as Executive Vice President, Chief Operating Officer of Financial Security Assurance, Inc., from 1984 to 1994. Mr. Jacobs previously served on the board of directors of Asset Acceptance Capital Corp., Investment Technology Group, Inc., and Alpharma, Inc. Mr. Jacobs currently serves on the board of directors of Global Payments and Repay Holdings Corporation, a publicly traded financial technology company (since July 2019). He holds a B.S. degree in business administration from The American University and a J.D. from The Washington College of Law of The American University. We believe Mr. Jacobs should serve as a member of our Board of Directors based on his extensive management experience in the financial services sector, including in finance and operations and his experience as a board member of other public companies, including committee service. In particular, we believe Mr. Jacobs’ experience as a long-serving member on the board of directors of Global Payments, including serving as Chairman during the period of time that company completed one of the largest acquisitions ever in the payments industry, will provide Green Dot with highly relevant and specific expertise in the payments and financial services industries.
Dan R. Henry has served as our President and Chief Executive Officer since March 2020. Prior to joining Green Dot, Mr. Henry co-founded and served as Chairman and Chief Executive Officer of Dama Financial, a financial services provider, from March 2017 to March 2020. Prior to that, he served as Chief Executive Officer of NetSpend Holdings, Inc., a prepaid debit card provider, from 2008 to 2014 (including after that company’s acquisition by TSYS Corporation in July 2013). Prior to Netspend, in 1994, Mr. Henry co-founded Euronet Worldwide, a provider of secure electronic financial transaction processing, and served as President and Chief Operations Officer at Euronet from 1996 to 2006, and remained on its board of directors until 2008. Mr. Henry has been Chairman of Paysign Inc., a vertically integrated provider of innovative prepaid card programs, digital banking and processing services for corporate, consumer and government application, since 2018. He previously served as a director of The Brink’s Company, the global leader in total cash management, route-based secure logistics and payment solutions, from 2017 to 2020. Mr. Henry holds a B.S. in business administration with majors in finance, economics and real estate from the University of Missouri-Columbia. We believe Mr. Henry should serve as a member of our Board of Directors based on the perspective and experience that he brings to our Board of Directors as our President and Chief Executive Officer and as a seasoned financial services industry entrepreneur.
Jeffrey B. Osher founded No Street Capital in December 2018. Prior to founding No Street Capital, Mr. Osher was a Portfolio Manager at Harvest Capital Strategies from December 2005 to December 2018 and an analyst from August 2002 to December 2005. Prior to his tenure at Harvest Capital Strategies, Mr. Osher was an analyst at The Dowd Company where he focused on technology and emerging growth companies. Previously, he worked at Montgomery Securities in equity research. Mr. Osher holds a B.A. in political science and history from Miami University of Ohio. We believe Mr. Osher should serve as a member of our Board of Directors based on his extensive experience in financial services and capital markets.
Ellen Richey served as Vice Chairman of Risk and Public Policy at Visa, Inc., from October 2014 to May 2019 and as Chief Risk Officer at Visa from 2017 to 2019. Ms. Richey concurrently served as Visa's Chief Legal Officer and Chief Enterprise Risk Officer in 2014 and as Visa's Chief Enterprise Risk Officer from 2007 to 2013. Ms. Richey also served as a member of Visa’s executive committee throughout her tenure with Visa. In those positions, she was responsible for Visa’s risk, audit, compliance, payment system security and public policy teams and was also responsible for Visa's legal function in 2014. Prior to joining Visa, she worked at Washington Mutual Inc. as senior vice president of enterprise risk management and executive vice president of card services. Prior to that, she served as vice chairman of Providian Financial Corporation, where she had responsibility for the enterprise risk management, legal, corporate governance, corporate relations, compliance and audit functions. Ms. Richey received a B.A. in linguistics and far eastern languages from Harvard University and a J.D. from Stanford Law School, and served as a law clerk for Associate Justice Lewis F. Powell, Jr. of the United States Supreme Court. We believe Ms. Richey should serve as a member of our Board of Directors based on her extensive experience in risk management oversight and corporate governance and her background in the consumer finance industry.

George T. Shaheen served as our Lead Independent Director from January 2020 to April 2020. Prior to that, Mr. Shaheen was the Chief Executive Officer and Chairman of the Board of Directors of Entity Labs, a privately held technology company in the data collection, storage and analytics industry from December 2006 until July 2009. Mr. Shaheen was the Chief Executive Officer of Siebel Systems, Inc., a CRM software company, from April 2005 until the sale of the company in January 2006. From October 1999 to April 2001, he served as the Chief Executive Officer and Chairman of the Board of Webvan Group, Inc., an online grocery and delivery service. Previously, he was the Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1988 to 1999. Mr. Shaheen serves on the board of directors of Marcus & Millichap, a commercial real estate brokerage company, [24]7.ai, a privately held venture backed customer service technology company, and NetApp, an enterprise technology company that provides data storage systems. Mr. Shaheen previously served on the board of directors and as Chairman of the board of Korn/Ferry International, an international executive search and consulting firm. Mr. Shaheen received a B.S. degree in business and M.B.A. degree from Bradley University. We believe Mr. Shaheen should serve as a member of our Board of Directors based on his extensive management experience, the perspective he brings as a Chief Executive Officer of various companies and his experience as a board member of other public companies.
There are no familial relationships among our directors and officers.
Director Compensation
Director Compensation Highlights

•	Fees for committee service and service on the Board and committees of subsidiary bank to differentiate individual pay based on workload

•	Emphasis on equity in the overall compensation mix

•	Full-value equity grants under a fixed-value annual grant policy with time-based vesting

•	No performance-based equity awards

•	A robust stock ownership guideline set at four times the annual cash retainer to support stockholder alignment

•	Stockholder-approved governance limit on the total value of equity compensation that may be granted to a non-employee director each fiscal year

•	Policies prohibiting hedging and pledging by our directors
The following table provides information for the year ended December 31, 2019 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2019.

Director Compensation - 2019
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Kenneth C. Aldrich	80,000	124,981	—	—	204,981
J. Chris Brewster	220,000	249,963	—	—	469,963
Glinda Bridgforth Hodges	165,000	249,963	—	12,719	427,682
Rajeev V. Date	95,000	124,981	—	—	219,981
Saturnino Fanlo	165,000	249,963	—	—	414,963
George W. Gresham	73,500	—	—	7,569	81,069
William I Jacobs	240,000	249,963	—	—	489,963
George T. Shaheen	197,000	249,963	—	—	446,963
_____________

(1)
Non-employee directors received an annual retainer fee of $70,000 plus any additional annual fees due for service on our committees or as our lead independent director or Chairperson of the Board according to the schedule described below under "Annual and Meeting Fees." Mr. Brewster, Ms. Bridgforth Hodges, Mr. Fanlo, Mr. Gresham, Mr. Jacobs, and Mr. Shaheen, each also received compensation of $110,000, $75,000, $82,500, $35,000, $80,000 and $82,500, respectively, for their service as directors or committee members of our subsidiary bank.

(2)
Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation for awards of restricted stock units ("RSUs") granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of unvested RSU awards held by each non-employee director as of December 31, 2019, see the column “Unvested Restricted Stock Units” in the table below.

(3)	Represents the cost of health insurance benefits provided to our directors on the same basis as our other eligible employees.

(4)	Mr. Gresham served on the Board of Directors until May 2019.
Our non-employee directors who served in 2019 held the following number of unexercised stock options and unvested RSUs as of December 31, 2019.

Name	Stock Options Outstanding	Unvested Restricted Stock Units (1)
Kenneth C. Aldrich	—	2,578
J. Chris Brewster	—	5,156
Glinda Bridgforth Hodges	8,922	5,156
Rajeev V. Date	—	2,578
Saturnino Fanlo	—	5,156
George W. Gresham	—	—
William I Jacobs	—	5,156
George T. Shaheen	16,048	5,156

(1) These RSUs will vest upon the earlier of one year or the annual meeting of stockholders following the grant date.
Annual and Meeting Fees. During 2019, our non-employee directors were entitled to receive the following annualized cash compensation. We pay the annual retainer fee and any additional annual fees to each director in equal quarterly installments.

•	$70,000 annual cash retainer

•	$30,000 annual fee for chairing our Audit Committee and $12,500 for serving as a non-chair member of our Audit Committee

•	$25,000 annual fee for chairing our Compensation Committee and $10,000 for serving as a non-chair member of our Compensation Committee

•	$25,000 annual fee for chairing our Risk Committee and $10,000 for serving as a non-chair member of our Risk Committee

•	$20,000 annual fee for chairing our Nominating and Corporate Governance Committee and $7,000 for serving as a non-chair member of our Nominating and Corporate Governance Committee

•	$70,000 annual fee for the Chairperson of the Board (following the separation of the Board Chair and CEO)
During 2019, we also compensated any non-employee director who served on the Board of Directors, Audit Committee or Community Reinvestment Act Committee of our subsidiary bank. The annual retainer fee for board service was $70,000, the additional annual retainer fee for Audit Committee service was $30,000 for the chair of the Audit Committee and $12,500 for each of the Audit Committee's other members, and the additional annual retainer fee for Community Reinvestment Act Committee service was $5,000.
Annual Equity Awards. Each non-employee director is entitled to an annual grant of RSUs with a grant date fair value of $125,000. In addition, each non-employee member of the Board of Directors who also serves on the board of directors of our subsidiary bank is entitled to an additional grant of RSUs having a fair market value on the grant date equal to $125,000. Such amounts reflect the fact that board service generally, and service on the board of directors of the subsidiary bank in particular, takes up an increasing amount of time each year and are within the stockholder approved limits for director compensation under the 2010 Equity Incentive Plan.
All such awards are granted at each annual meeting of stockholders and will vest upon the earlier of one year or the annual meeting of stockholders following the grant date. In the event of a merger or consolidation in which Green Dot is not the surviving corporation or another similar change in control transaction involving Green Dot, all unvested stock option and RSU awards made to non-employee directors under the policy described above will accelerate and vest in full. All awards to non-employee directors, including those described above and any awards to a non-employee director who first becomes a member of our Board of Directors, will be made on a discretionary basis under the 2010 Equity Incentive Plan, based on the recommendation of our Compensation Committee.
Non-employee directors are also eligible for and may elect to receive medical, dental and vision benefits. These benefits are available to our employees, officers and directors generally and in operation provide for the same method of allocation of benefits between director, management and non-management participants.

Non-employee directors receive no other form of remuneration, perquisites or benefits but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings solely among the non-employee directors.
Director Stock Ownership Guidelines.
Since April 2015, upon the recommendation of the Compensation Committee, our Board of Directors has instituted the following stock ownership guidelines for its non-employee directors to better align our directors' interests with those of our stockholders. Director guidelines are determined as a multiple of the annual cash retainer for board membership (excluding any fees received for board leadership and committee chairmanship). The director guidelines are established as four times a director's annual cash retainer. Shares that count toward meeting the stock ownership guidelines include shares owned outright, full value awards (e.g., restricted stock and RSUs) and shares owned directly by the director's spouse, dependent children and/or trust. Directors have five years from appointment of the board to acquire and hold the pre-determined level of shares. As of April 15, 2020, Messrs. Aldrich, Brewster, Fanlo and Jacobs, Shaheen and Ms. Bridgforth Hodges maintained the stated ownership requirements and Messrs. Date and Osher and Ms. Richey have until April 2021, March 2025 and April 2025, respectively, to meet the stated threshold.
No Hedging or Pledging.
Under our Insider Trading Policy, no director may acquire, sell or trade in any interest or position relating to the future price of our securities, such as a put option, a call option or a short sale. In addition, directors are prohibited from holding company securities in a margin account or pledging company securities as collateral for a loan.
2020 Director Compensation
In connection with Mr. Streit’s retirement as President and Chief Executive Officer, the Board appointed Mr. Jacobs as interim Chief Executive Officer and Mr. Brewster as interim President, and they served as interim officers from January 1, 2020 to the end of March. Messrs. Jacobs and Brewster did not receive any payments under our non-employee director compensation policy during the period that they served as both directors and interim officers. Please see “Executive Compensation - Compensation Discussion and Analysis” below for information regarding the compensation awarded to, earned by or paid to Messrs. Jacobs and Brewster as interim officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" ELECTION OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as Green Dot's principal independent registered public accounting firm to perform the audit of Green Dot's consolidated financial statements for the fiscal year ending December 31, 2020. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that this appointment of Ernst & Young LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Ernst & Young LLP as Green Dot's independent registered public accounting firm.
Our Audit Committee first approved Ernst & Young LLP as our independent auditors in 2005, and Ernst & Young LLP audited Green Dot's financial statements for the fiscal year ended December 31, 2019. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
We regularly review the services provided by and fees of the independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for Green Dot's audit.
In addition to performing the audit of Green Dot's consolidated financial statements, Ernst & Young LLP provided various other services during the years ended December 31, 2019 and 2018. Our Audit Committee has determined that Ernst & Young LLP's provision of these services, which are described below, does not impair Ernst & Young LLP's independence from Green Dot. The aggregate fees billed for the years ended December 31, 2019 and 2018 for each of the following categories of services are as follows:

Fees Billed to Green Dot	2019	2018
Audit fees(1)	$1,625,000	$1,567,000
Audit related fees(2)	—	—
Tax fees(3)	241,251	99,900
All other fees	—	—
Total fees	$1,866,251	$1,666,900

(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; consents, and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Board (United States).

(2)	“Audit related fees” include fees for benefit plan audits and due diligence services related to completed or potential acquisitions.

(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee's policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, stockholders are entitled to cast an advisory vote to approve the compensation of our NEOs, as disclosed in this proxy statement. Accordingly, you are being asked to vote on the following resolution at the annual meeting:
“RESOLVED, that the compensation paid to Green Dot Corporation’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 44 to 70 of this proxy statement, is hereby approved.”
As described more fully in the Compensation Discussion and Analysis section of this proxy statement, we believe our NEOs are compensated in a manner consistent with our performance-based pay philosophy and corporate governance best practices. Below is an overview of key events in 2019 and their impact on the compensation of our CEO and other NEOs.
2019 Overview
2019 was a year of significant change and transition. In May 2019, we accelerated investment in initiatives designed to materially grow both the Products and Platform parts of our business, in an effort to achieve material incremental growth into 2020 and beyond. To that end, we invested an incremental $60 million for the purpose of aggressively marketing new products, and to advance the development and deployment of our BaaS 3.0 and BaaS 4.0 technology platforms. Such investment decisions had a negative impact on our projected performance results, and influenced certain Compensation Committee decisions in 2019, including the grant of additional equity awards and adjustments in the performance goals of existing equity awards. Further, such investments, coupled with the decline in legacy non-direct deposit active accounts in our Account Services segment over the course of 2019, with no corresponding increase in new accounts, resulted in a significant decline of our stock price, as well as our Non-GAAP revenue, adjusted EBITDA and non-GAAP EPS in 2019, as measured under our executive incentive plans, which lead to either below target payout or no payout under such plans.
At the end of 2019, Steven Streit, our founder and President and Chief Executive Officer, transitioned to an independent advisor role of Chief Innovation Officer as part of an orderly management succession and transition process. As part of this process, Mark Shifke, our Chief Financial Officer, also retired at the end of 2019 and William I Jacobs, the Chairperson of the Board, stepped in to serve as interim Chief Executive Officer and J. Christopher Brewster, the Chair of the Audit Committee, stepped in to serve as interim President. Additionally, Jess Unruh, our Chief Accounting Officer, was named interim Chief Financial Officer commencing on January 1, 2020. After an extensive search and interviewing many candidates, in March 2019, we appointed Dan Henry to serve as President and Chief Executive Officer, and Messrs. Jacobs and Brewster returned to their prior roles.
CEO Compensation
For 2019, Mr. Streit did not earn an annual cash incentive award and he forfeited all his outstanding performance-based restricted stock units (“PRSUs”) due to the then-current level of our relative TSR performance under the awards. As a result, realized total direct compensation (TDC) was significantly lower than his compensation as shown in the Summary Compensation Table.
However, Mr. Streit received certain compensation in connection with his retirement as set forth in more detail in the Compensation Discussion and Analysis.

Compensation of Other NEOS

	2019 (Actual/Target)	2019 Payout (% of Target)
Adjusted EBITDA threshold goal Under the Variable Cash Incentive Plan (in millions)	$241 / $318	0%
Non-GAAP Annual Revenue Under the Variable Cash Incentive Plan and Short-term Incentive PRSUs (in millions)	$1,058 / $1,124	0%
Non-GAAP EPS for PRSUs for NEOs other than CEO[1]	$2.79 / $2.87	61%

[1]	75% of the PRSUs, remain subject to service vesting.
While the results of this advisory vote are not binding, our compensation committee will consider the outcome of the vote in deciding whether to take any action because of the vote and when making future compensation decisions for NEOs. Our current policy is to hold such an advisory vote each year, and we expect to hold another advisory vote with respect to executive compensation at the 2021 annual meeting of stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2010 EQUITY INCENTIVE PLAN
Our 2010 Equity Incentive Plan (“2010 Plan”) is set to expire by its terms on July 21, 2020. We are asking you and the other stockholders to approve the amendment and restatement of the 2010 Plan (as amended and restated, the “Amended 2010 Plan”), in order to, among other things, (i) extend the termination date of the 2010 Plan to April 27, 2030 and (ii) increase the number of shares of our Class A common stock authorized for issuance pursuant to the 2010 Plan by 4,250,000 shares. We consider the 2010 Plan to be a vital element of our employee compensation program and believe that the continued ability to grant stock awards at competitive levels is in the best interest of Green Dot and its stockholders. Accordingly, you are being requested to approve the Amended 2010 Plan.
Reasons to Approve the Amended 2010 Plan
If the Amended 2010 Plan Is Not Approved, It Will Terminate Under Its Terms
If the 2010 Plan termination date is not extended, the 2010 Plan will terminate under its terms on July 21, 2020. The Board believes that amending the 2010 Plan to extend the termination date to April 27, 2030 (the “Plan Extension”) is critical in enabling us to grant stock awards under the 2010 Plan as an incentive and retention tool as we continue to compete for talent.
We Need Additional Shares to Meet Our Needs
Approval of the Amended 2010 Plan will increase the number of shares of our Class A common stock authorized for issuance pursuant to the 2010 Plan by 4,250,000 shares (the “Share Increase”). As of April 15, 2020, a total of 917,436 shares of our Class A common stock remained available for future grants under the 2010 Plan. We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives and employees in a competitive market for talent. We believe the Share Increase will be sufficient to enable us to grant stock awards under the 2010 Plan for approximately the next three years, based on historical grant and forfeiture levels, the recent market prices of our Class A common stock, and anticipated use of equity awards as an incentive and retention tool as we continue to compete for talent.
The table below shows the stock awards that were outstanding under the 2010 Plan as of April 15, 2020. As of April 15, 2020, the closing price of our Class A common stock as reported on the NYSE was $25.22 per share.

Shares underlying outstanding stock options (1)	124,515
Shares underlying outstanding time-based full value awards (2)	1,974,763
Shares underlying outstanding performance-based full value awards (3)	773,759
Shares available for issuance pursuant to future grant	917,436

(1)	As of April 15, 2020, outstanding stock options had a weighted average exercise price of $18.86 per share and a weighted average remaining term of 2.71 years.

(2)	Consists of restricted stock units (“RSUs”).

(3)	Consists of performance units (“PRSUs”). The number of shares underlying PRSUs assumes target performance.
* These amounts do not reflect certain inducement awards that were granted to Daniel R. Henry outside of the 2020 Plan in March 2020 and shares subject to outstanding purchase rights under our 2010 Employee Stock Purchase Plan.
The table below shows net annual dilution and other metrics relating to equity awards under the 2010 Plan for the last three fiscal years.

Metric	2019	2018	2017	Average
Annual Dilution (1)	0.91%	1.48%	1.37%	1.25%
Annual Burn Rate (2)	2.16%	2.01%	2.49%	2.22%
Year-End Overhang (3)	6.08%	6.84%	8.62%	7.18%
 ____________

(1)
Calculated by dividing (a) the number of shares underlying awards granted to all recipients during the year, minus award cancellations and forfeitures during the year, by (b) the number of shares outstanding at year-end.

(2)	Calculated by dividing (a) the number of shares underlying awards granted during the year to all recipients by (b) the number of shares outstanding at year-end.

(3)	Calculated by dividing the sum of (a) the number of shares underlying outstanding awards and (b) shares available for future awards, by (c) the number of shares outstanding, in each case at year-end.

The table below shows the number of performance awards (all of which consisted of PRSUs) granted at target, vested and forfeited within the last three fiscal years.

Number of Shares/Units
Non-vested at December 31, 2016	532,574
Granted	615,854
Vested	(102,595)
Forfeited	(122,253)
Non-vested at December 31, 2017	923,580
Granted	276,286
Vested	(632,325)
Forfeited	(67,017)
Adjustment for certified periods	336,062
Non-vested at December 31, 2018	836,586
Granted	722,895
Vested	(462,518)
Forfeited	(398,752)
Adjustment for certified periods	156,057
Non-vested at December 31, 2019	854,268

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth in this Proposal No. 4 includes embedded assumptions which are highly dependent on the public trading price of our Class A common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

Additional Amendments
In addition to the Share Increase and the Plan Extension, the 2010 Plan is being amended to provide for the following:

•
Prohibition on Payment of Dividends and Dividend Equivalents on Unvested Awards. The Amended 2010 Plan provides that dividends or dividend equivalents will not be paid out on unvested awards. In our view, from an incentive and retention perspective, dividends, dividend equivalents and other distributions on unvested awards should be paid or settled only after the underlying awards have been earned and not during the performance/service vesting period. Furthermore, no dividend equivalents or otherwise may be credited with respect to stock options and stock appreciation rights (“SARs”), whether vested or unvested.

•
Minimum Vesting Exception. The 2010 plan included a one-year minimum vesting provision. The Amended 2010 Plan provides that the requirement will not apply to (i) 5% of the shares available for future distribution under the Amended 2010 Plan under this Plan immediately following the 2020 Annual Meeting, (ii) awards assumed or substituted in connection with an acquisition and (iii) awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders. Such amendment was made to provide limited flexibility to grant equity awards without a one-year minimum vesting period to certain service providers, including non-employee directors.

•
Overall Limit on Director Compensation. The Amended 2010 Plan provides that the maximum number of shares subject to stock awards granted during a calendar year under the Amended 2010 Plan, taken together with any cash fees paid during such calendar year for services as a non-employee director, will not exceed $750,000 in total value for any non-employee director. Prior to the amendment, the 2010 Plan provided that stock awards granted to any non-employee director in any calendar year could not exceed $300,000, and did not provide a limit on the amount of cash compensation for any non-employee director. See below for information on the Board’s evaluation of this change.

•
Termination of Awards upon Participant’s Termination for Cause. The Amended 2010 Plan provides that with respect to awards granted after the date of the 2020 Annual Meeting, if a participant’s employment is terminated for cause (as defined in the Amended 2010 Plan), all of the participant’s outstanding awards will terminate and the Compensation Committee may require such participant to reimburse us for all or a portion of any stock award that was settled in cash or shares after the event giving rise to cause first occurred.

•
Section 162(m). The Board has amended the 2010 Plan to remove references to Section 162(m) of the Internal Revenue Code (“Section 162(m)”) in connection with certain amendments to Section 162(m), but the Amended 2010 Plan retains certain best practice performance-based award provisions.

•	Expanded List of Performance Criteria. The Board has amended the 2010 Plan to expand the list of possible performance criteria that performance goals for performance-based awards may be based on.

•	Prohibition on Loans. The Amended 2010 Plan provides that no participant will be permitted to purchase shares (in full or in part) via a promissory note.

•
Additional Requirements on Vesting and Transferability of Awards. The Amended 2010 Plan clarifies, among other things, that (i) in no event may any stock award be transferred for consideration to a third-party financial institution, (ii) we have the authority to reduce or extend the vesting of awards in the event a participant has a change in status from a full-time employee to a part-time employee or takes an extended leave of absence, and (iii) awards may be subject to any policy related to the vesting or transfer of equity awards adopted by us from time to time.

Our Board of Directors adopted a limit on director compensation in order to place a reasonable limit on the aggregate amount of equity and cash compensation that may be awarded to each non-employee director during each calendar year. In setting such a limit, our Board of Directors in consultation with the Compensation Committee and based on the input provided by Mercer, the Compensation Committee’s independent compensation consultant, considered the effectiveness and reasonableness of the equity and cash compensation that we offer to our non-employee directors along with industry benchmarks, the current and future responsibilities of our non-employee directors, and whether such a limit provides sufficient flexibility to adjust non-employee director compensation in the future if such changes are necessary to remain competitive with our peers. We believe that such a limit allows us to stay within reasonable bounds of what the market requires in a competitive environment, while also placing meaningful restrictions on the amount of compensation that may be awarded to our non-employee directors.
Amended 2010 Plan Subject to Stockholder Approval
The Amended 2010 Plan will only become effective if it is approved by our stockholders at the 2020 Annual Meeting of Stockholders. If our stockholders do not approve this Proposal No. 4, the Amended 2010 Plan, the Share Increase, the Plan Extension and the other amendments described above will not become effective.
The Amended 2010 Plan Combines Compensation and Corporate Governance Best Practices
The Amended 2010 Plan includes provisions that are designed to protect our stockholders’ interests and reflect corporate governance best practices.

•
Repricing Not Allowed. The Amended 2010 Plan prohibits reducing the exercise price of stock options and SARs, cancelling “underwater” stock options and SARs for cash or another stock award or any action that would be considered a repricing under the applicable securities exchange on which our Class A common stock is traded without prior stockholder approval in each case.

•
Stockholder Approval Required for Additional Shares. The Amended 2010 Plan does not contain an annual “evergreen” provision. The Amended 2010 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

•
No Liberal Share Counting or Recycling. If fewer shares are issued in settlement of a stock award than were covered by such stock award for reasons other than the failure to satisfy vesting conditions, or other than as a result of termination or forfeiture (for example to satisfy the exercise price or tax withholding obligation of such award), then the unissued shares will generally not become available again for issuance under the Amended 2010 Plan.

•	No Liberal Corporate Transaction Provisions. No corporation transaction related vesting acceleration and other benefits may occur without an actual corporate transaction occurring.

•
No Discounted Stock Options or SARs. All stock options and SARs granted under the Amended 2010 Plan must have an exercise or strike price equal to or greater than the fair market value of our Class A common stock on the date the stock option or SAR is granted.

•
Minimum Vesting Requirement. Future awards granted under the Amended 2010 Plan will have a minimum one-year vesting period from the date of grant, subject to the aforementioned exceptions described above (and below).

•
No Dividends and Dividend Equivalents on Unvested Awards. Dividends and dividend equivalents will not be paid or settled with respect to any stock award granted under the Amended 2010 Plan until the underlying shares or units vest, and no dividend equivalents or otherwise may be credited with respect to Options and SARs.

•
Limit on Non-Employee Director Awards. The Amended 2010 Plan provides that the maximum number of shares subject to stock awards granted during a calendar year under the Amended 2010 Plan, taken together with any cash fees paid during such calendar year for services as a non-employee director, will not exceed $750,000 in total value for any non-employee director.

•
Awards Subject to Clawback. Stock awards granted after May 31, 2017 are subject to clawback pursuant to any clawback policy adopted by us from time to time or required by law; provided further, if a participant is terminated for cause, all of a participant’s outstanding awards granted after the 2020 Annual Meeting will terminate and the Board may require the participant to reimburse us for awards that have already settled as described above (and below).

Description of the Amended 2010 Plan
Set forth below is a summary of the other principal features of the Amended 2010 Plan. The Amended 2010 Plan is set forth in its entirety as Appendix A to this Proxy Statement, and all descriptions of the Amended 2010 Plan contained in this Proposal No. 4 are qualified by reference to Appendix A.
History of the Amended 2010 Plan. The 2010 Plan was originally adopted by our Board in June 2010, and it was approved by our stockholders in July 2010. As originally adopted, the 2010 Plan had 2,000,000 shares reserved for issuance. In addition, the number of shares available for issuance was increased on January 1 of each of 2010 through 2014 by the lesser of (i) 3% of the total number of shares of Class A and Class B common stock issued and outstanding on each December 31 or (ii) such number of shares determined by our Board (this provision is commonly referred to as an “evergreen provision”). The evergreen provision expired by its terms in 2014, accordingly, additional shares will no longer be automatically reserved for issuance through the evergreen. In May 2014 and May 2017, our stockholders approved amendments to the 2010 Plan that, among other things, increased the shares reserved thereunder by 3,400,000 and 2,790,000 shares, respectively.
Eligibility. Employees (including officers), consultants, independent contractors, advisors and members of the Board (including non-employee directors) are eligible to participate in the Amended 2010 Plan. As of April 15, 2020, there were approximately 1,218 employees (including 6 executive officers), 0 consultants and 9 non-employee directors eligible to receive awards under the Amended 2010 Plan. Since our executive officers and non-employee directors may participate in the Amended 2010 Plan, each of them has an interest in this proposal.
Types of Awards and Minimum Vesting. Awards that may be granted are stock options (both nonstatutory stock options and incentive stock options (which may only be granted to employees)), restricted stock, restricted stock units (“RSUs”), SARs, performance-based awards and stock bonuses (each individually, an “award”). Ninety-five percent (95%) of awards granted under the Amended 2010 Plan must contain a minimum one-year vesting period; provided that, (i) awards assumed or substituted in connection with an acquisition and (ii) awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) are not subject to this minimum vesting requirement.

Shares Reserved for Issuance. If this proposal is approved, the total number of shares available for future issuance will increase by 4,250,000 shares from 917,436 to 5,167,436 shares. This number reflects the requested increase and remaining shares available for future issuance as of April 15, 2020. The total number of authorized shares will increase from 12,720,471 to 16,970,471 shares, which amount does not take into account shares that are no longer available for future issuance.
Shares Returned to the Plan. Except as described in the next paragraph, shares subject to awards, and shares issued under any stock award granted under the Amended 2010 Plan will again be available for grant and issuance in connection with subsequent awards to the extent such shares: (a) are subject to issuance upon exercise of an option or SAR granted under the Amended 2010 Plan but which cease to be subject to the option or SAR right for any reason other than exercise of the award; (b) are subject to awards granted under the Amended 2010 Plan that are forfeited or repurchased by us at the original issue price; or (c) are subject to awards granted under the Amended 2010 Plan that otherwise terminate without such shares being issued. To the extent a stock award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Amended 2010 Plan. For the avoidance of doubt, any reference to awards granted under the “Amended 2010 Plan” in this paragraph includes such awards granted prior to amendment of the 2010 Plan.
Shares Not Returned to the Plan. Shares that are withheld to pay the exercise or purchase price of a stock award or to satisfy any tax withholding obligations in connection with an award, shares repurchased on the open market with the proceeds of an option exercise, and shares that are not issued or delivered as a result of the net settlement of an outstanding option will not be available again for grant and issuance under the Amended 2010 Plan. In addition, the full number of shares subject to SARs granted under the Amended 2010 Plan that are to be settled by the issuance of shares shall be counted against the number of shares available for issuance under the Amended 2010 Plan, regardless of the number of shares actually issued upon settlement of such SAR.
Per Share Exercise Price. The per-share exercise price of stock options and SARs granted under the Amended 2010 Plan must equal at least the fair market value of a share of our Class A common stock on the grant date of the option.
No Repricing or Exchange Program Without Prior Stockholder Approval. Neither the exercise price of an option or SAR may be reduced (repriced) without prior stockholder approval nor can an exchange program be implemented without prior stockholder approval (other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions).
Number of Shares Per Calendar Year and Incentive Stock Option Limit. No person is eligible to receive more than 2,000,000 shares in any calendar year pursuant to the grant of awards under the Amended 2010 Plan, except that new employees are eligible to receive up to a maximum of 4,000,000 shares in the calendar year in which they commence employment. No more than 25,000,000 shares may be issued pursuant to the exercise of incentive stock options.
Vesting and Exercisability. Awards become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the administrator and as set forth in the related award agreement. Vesting may be based on the passage of time in connection with services performed for us or upon achievement of performance goals or other criteria, subject to the minimum one-year vesting requirement described above. The maximum term of each option and SAR is ten years from the date of grant. Options cease vesting on the date of termination of service or the death or disability of the service provider and generally expire three months after the termination of the service provider’s service to us or up to 12 months following the date of death or disability. SARs become exercisable as they vest and are settled in cash or shares, as determined by the administrator, having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which our stock price on the date of exercise exceeds the exercise price of SARs. RSUs are settled in cash or shares, depending on the terms upon which they are granted, and only to the extent that they are vested. Shares subject to a restricted stock award that are unvested remain subject to our right of repurchase. In addition, the Amended 2010 Plan allows us to reduce or extend the vesting of awards in the event a participant has a change in status from a full-time employee to a part-time employee or takes an extended leave of absence.
Method of Exercise. The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, broker assisted same-day sales or such other methods permitted by the Amended 2010 Plan, the administrator and applicable law, provided that no participant will be permitted to execute a promissory note as partial or full consideration for the purchase of Shares.
Adjustment of Shares. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the company, without consideration, then (a) the number of shares reserved for issuance and future grant under the

Amended 2010 Plan, (b) the exercise prices of and number of shares subject to outstanding stock options and SARs, (c) the number of shares subject to other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options and (e) the maximum number of shares that may be issued to an individual or to a new employee in any one calendar year, shall be proportionately adjusted, subject to any required action by our Board or our stockholders and in compliance with applicable securities laws.
Performance Awards. Our Compensation Committee may also make awards of performance shares or performance units (“PRSUs”) subject to the satisfaction of specified performance criteria.
Our Compensation Committee determines the terms surrounding performance awards, including the required levels of performance with respect to specified business criteria (including any adjustment(s) thereto that will be applied in determining the achievement of such performance criteria), the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions; provided that all performance criteria must be determined when the achievement of such criteria remains substantially uncertain and the Compensation Committee must certify in writing the extent to which such performance criteria have been timely achieved and the extent to which the shares subject to awards have been earned.
As determined by the Compensation Committee, to the extent applicable, the performance criteria may be based on GAAP or non-GAAP results, and may be on an individual, divisional, business unit or Company-wide basis. The performance criteria may differ from participant to participant and from award to award and may include: net revenue and/or net revenue growth; earnings per share and/or earnings per share growth; earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; operating income and/or operating income growth; net income and/or net income growth; total stockholder return and/or total stockholder return growth; return on equity; return on invested capital; return assets; cash flow; operating cash flow return on income; adjusted operating cash flow return on income; economic value added; control of expenses; cost of goods sold; profit margin; stock price; debt or debt-to-equity; gross dollar volume; active accounts; purchase volume; cash transfers; tax refunds; liquidity; intellectual property (e.g., patents)/product development; mergers and acquisitions or divestitures; individual business objectives; company specific operational metrics; and any other factor (such as individual business objectives or unit-specific operational metrics) the Compensation Committee so designates.
Stockholder Approval. Stockholder approval is required for certain types of amendments to the Amended 2010 Plan. Stockholder approval is required to increase the number of shares available for issuance.
Administration. Our Compensation Committee will administer the Amended 2010 Plan, except when the Board decides to directly administer the Amended 2010 Plan.
Non-Employee Director Equity Awards. Non-employee directors may be granted stock awards under the Amended 2010 Plan on a discretionary basis or pursuant to any policy adopted by our Board. The Amended 2010 Plan provides that the maximum number of shares of our Class A common stock subject to stock awards granted during a single calendar year under the Amended 2010 Plan, taken together with any cash fees paid during such calendar year for services as a non-employee director, will not exceed $750,000 in total value for any non-employee director. Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any cash retainers or fees payable for services as a non-employee director under a policy adopted by the Board or otherwise.
No Dividends and Dividend Equivalents on Unvested Awards. Dividends and dividend equivalents will not be paid or settled with respect to any stock award granted under the Amended 2010 Plan until the underlying shares or units vest, and no dividend equivalents or otherwise may be credited with respect to Options and SARs.
Transferability. Unless determined otherwise by the Compensation Committee, a stock award granted under the Amended 2010 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Compensation Committee makes a stock award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a permitted transferee, such award will contain such additional terms and conditions as the administrator deems appropriate; provided, however, that in no event may any award be transferred for consideration to a third-party financial institution.
Corporate Transaction. In the event of a corporate transaction (as defined in the Amended 2010 Plan), the buyer may either assume outstanding awards or substitute equivalent awards. If the buyer fails to assume or substitute awards issued under the Amended 2010 Plan (including awards granted prior to amendment of the 2010 Plan), all awards will expire upon the closing of the transaction, and the Board will determine whether the corporate transaction will have any additional effect, including acceleration of the vesting of awards. Unless otherwise determined by our Board, all unvested stock option and RSU awards made to our non-employee directors accelerate and vest in full upon consummation of a corporate transaction.

Comprehensive Clawback of Equity Awards. The Amended 2010 Plan provides that stock awards granted after the adoption of our "claw-back" policy will be subject to recoupment pursuant to that policy. In addition, with respect to awards granted after the 2020 Annual Meeting, if a participant’s employment is terminated for cause (as defined in the Amended 2010 Plan), all of the participant’s outstanding stock awards will terminate and the Compensation Committee may require such participant to reimburse us for all or a portion of any stock award that was settled in cash or shares after the event giving rise to cause first occurred.
Amendment or Termination of Amended 2010 Plan. Our Board may at any time terminate or amend the Amended 2010 Plan in any respect, including, without limitation, amendment of any form of stock award agreement or instrument to be executed pursuant to the Amended 2010 Plan; provided, however, that the our Board will not, without the approval of our stockholders, amend the Amended 2010 Plan in a manner that requires approval by our stockholders.
Termination Date. The Amended 2010 Plan will terminate on April 27, 2030.
U.S. Federal Tax Aspects
A participant who receives an option or SAR will not have taxable income upon the grant of the option or SAR. For options (other than incentive stock options) and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price-the appreciation value-on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.
Purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one (1) year after the exercise date.
A participant who receives restricted stock will not have taxable income upon grant, but upon vesting unless the participant elects to be taxed at the time of grant of restricted stock. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting.
A participant who receives RSUs, PRSUs or performance shares will not have taxable income upon grant of the stock award; instead the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A of the Code imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A of the Code are intended to meet the requirements of this section of the Code.
At the discretion of the Compensation Committee, the Amended 2010 Plan allows a participant to satisfy tax withholding requirements under U.S. federal and state tax laws or applicable foreign tax laws by electing to have shares of Class A common stock withheld, by delivering to us already-owned shares, having a value equal to the amount required to be withheld, or by any other means which the Compensation Committee, in its sole discretion, determines both to provide legal consideration for the shares and to be consistent with the purposes of the Amended 2010 Plan. However, if shares of our Class A common stock are withheld to satisfy a participant’s tax withholding obligations with respect to a stock award, then the withheld shares will not become available again for issuance.
The Company will be entitled to a tax deduction in connection with a stock award under the Amended 2010 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. The Company will be entitled to a tax deduction in connection with a stock award under the Amended 2010 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. In addition, Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

New Plan Benefits
The Amended 2010 Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the Amended 2010 Plan. However, as discussed in further detail in the section entitled “Director Compensation” above, each of our non-employee directors is entitled to an annual grant of RSUs with a grant date fair value of $125,000. In addition, each non-employee member of the Board of Directors who also serves on the board of directors of our subsidiary bank is entitled to an additional grant of RSUs having a fair market value on the grant date equal to $125,000. The following table summarizes the RSU grants that our current non-employee directors as a group will receive if they remain a director following the 2020 Annual Meeting and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon shareholder approval of the Amended 2010 Plan. All other future awards to directors, executive officers, employees and consultants under the Amended 2010 Plan are discretionary and cannot be determined at this time.

Name and Position	Dollar Value	Number of Shares/Units*
Steven W. Streit Former President and Chief Executive Officer	—	—
Mark L. Shifke Former Chief Financial Officer	—	—
Kuan Archer Chief Technology Officer	—	—
Rob Strub Former Chief Operating Officer	—	—
Brett Narlinger Former Chief Revenue Officer	—	—
All current executive officers as a group (6 persons)	—	—
All current directors who are not executive officers as a group (9 persons)(1)	$1,750,000	—
All employees, including all current officers who are not executive officers, as a group	—	—
____________

(1)
Mr. Brewster, Ms. Bridgforth Hodges, Mr. Fanlo, Mr. Jacobs and Mr. Shaheen, are eligible to receive an annual grant of RSUs with a grant date fair value of $125,000 for their service on the Board and an additional grant of RSUs having a fair market value on the grant date equal to $125,000 for their service on the board of directors of our subsidiary bank. Mr. Aldrich, Mr. Date, Mr. Osher and Ms. Richey are eligible to receive an annual grant of RSUs with a grant date fair value of $125,000 for their service on the Board. The number of shares subject to each non-employee director’s RSU grant will not be determinable until the grant date. The number of shares subject to each non-employee director’s RSU grant will not be determinable until the grant date. See Proposal No. 1, Election of Directors - Director Compensation for more information.

Historical Plan Benefits
The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our Class A common stock subject to stock awards that have been granted (even if not currently outstanding) under the 2010 Plan through April 15, 2020.

Name and Position (1)	Number of Shares/Units
Steven W. Streit (2) Former President and Chief Executive Officer	949,661
Mark L. Shifke Former Chief Financial Officer	580,201
Kuan Archer Chief Technology Officer	737,361
Rob Strub Former Chief Operating Officer	140,002
Brett Narlinger Former Chief Revenue Officer	141,184
All current executive officers as a group (6 persons)	1,628,295
All current directors who are not executive officers as a group (9 persons) (2)	290,619
All employees, including all current officers who are not executive officers, as a group	18,079,646
____________

(1)	No awards have been granted under the 2010 Plan to any associate of any of our directors (including nominees) or executive officers since its inception.

(2)	Mr. Streit received more than 5% of the total awards granted under the 2010 Plans since its inception.

(3)
All the non-employee directors who are nominees for election as a director are included within this group. The total number of shares that they were granted on an individual basis are as follows: Mr. Aldrich, 56,158; Mr. Brewster, 55,193; Mr. Date, 12,298; Ms. Bridgforth Hodges, 49,531; Mr. Fanlo, 18,210; Mr. Jacobs, 55,193; Mr. Osher, none; Ms. Richey, none; and Mr. Shaheen, 44,036.

Equity Compensation Plan Information
The following table provides information as of December 31, 2019 with respect to the shares of our Class A common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (S) (1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,927,975(2)	20.09	4,494,759 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,927,975		4,494,759
____________

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs and PRSUs, which have no exercise price.

(2)	Consists of stock options, RSUs and PRSUs granted under the 2010 Plan, with PRSUs for which the performance period has not been completed shown at target.

(3)
Includes 2,029,260 shares available for future issuance under the 2010 Plan. Also includes 2,465,499 shares available for future issuance under the 2010 Employee Stock Purchase Plan, including shares subject to purchase during the current purchase period, which commenced on November 15, 2019 (the exact number of which will not be known until the purchase date on May 14, 2020).

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock as of April 15, 2020, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of either class of our Class A common stock;

•	each of our directors or director nominees;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.
Unless otherwise indicated, the address of each of the individuals and entities named in the table below under “Directors, Named Executive Officers and 5% Stockholders” is c/o Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, California 91107 and references to shares refer to our Class A common stock.
Percentage ownership of our Class A common stock is based on 52,895,213 shares of our Class A common stock outstanding on April 15, 2020. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Shares of our Class A common stock subject to options or RSUs that are currently exercisable or exercisable or will settle within 60 days of April 15, 2020 are deemed to be outstanding and to be beneficially owned by the person holding the option or warrant for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Class A	% of
Name and Address of Beneficial Owner	Common Stock	Total Voting
	Shares	Power
Directors and Named Executive Officers
Jeffrey B. Osher (1)	2,059,200	3.9%
Mark L. Shifke (2)	564,108	1.1%
Kenneth C. Aldrich (3)	124,877	*
Kuan Archer (4)	90,101	*
William I Jacobs (5)	55,193	*
J. Chris Brewster (6)	55,193	*
George T. Shaheen (7)	44,036	*
Saturnino Fanlo (8)	22,210	*
Glinda Bridgforth Hodges (9)	17,700	*
Brett Narlinger (10)	6,394	*
Rajeev V. Date (11)	2,578	*
Rob Strub (12)	526	*
Dan R. Henry (13)	—	*
Ellen Richey (14)	—	*
Steven W. Streit	—	*
All current directors and executive officers as a group (15 persons)(15)	2,547,932	4.8%

5% Stockholders
BlackRock, Inc. (16)	6,904,019	13.1%
Starboard Value LP and affiliated entities (17)	4,778,762	9.0%
Vanguard Group, Inc. (18)	4,424,471	8.4%
_____________
*    Represents beneficial ownership of less than 1% of our outstanding shares of Class A common stock.

(1)
Represents (i) 341,509 shares held by Harvest Small Cap Partners, L.P., (ii) 783,491 shares held by Harvest Small Cap Partners Master, Ltd. and (iii) 934,200 shares held by HSCP Strategic II, L.P. Mr. Osher is the founding partner of No Street GP LP, an investment advisor to each of Harvest Small Cap Partners, L.P., Harvest Small Cap Partners Master, Ltd. and HSCP Strategic II, L.P.

(2)
Represents 544,728 shares held by Mr. Shifke and 19,380 shares subject to options held by Mr. Shifke that are exercisable within 60 days of April 15, 2020, based on Mr. Shifke’s last filed Form 4 and the company’s stock administration records.

(3)
Represents 100,000 shares held by YKA Partners Ltd., of which Mr. Aldrich is the agent of the general partner, 22,299 shares held by Mr. Aldrich and 2,578 shares subject to RSUs that vest within 60 days of April 15, 2020.

(4)	Represents 65,913 shares held by Mr. Archer and 24,188 shares subject to options held by Mr. Archer that are exercisable within 60 days of April 15, 2020.

(5)	Represents 50,037 shares held by Mr. Jacobs, and 5,156 shares subject to RSUs that vest within 60 days of April 15, 2020.

(6)	Represents 50,037 shares held by Mr. Brewster, and 5,156 shares subject to RSUs that vest within 60 days of April 15, 2020.

(7)
Represents 22,832 shares held by Mr. Shaheen, 16,048 shares subject to options held by Mr. Shaheen that are exercisable within 60 days of April 15, 2020 and 5,156 shares subject to RSUs that vest within 60 days of April 15, 2020.

(8)	Represents 17,054 shares held by Mr. Fanlo and 5,156 shares subject to RSUs that vest within 60 days of April 15, 2020.

(9)
Represents 3,622 shares held by Ms. Bridgforth Hodges, 8,922 shares subject to options held by Ms. Bridgforth Hodges that are exercisable within 60 days of April 15, 2020 and 5,156 shares subject to RSUs that vest within 60 days of April 15, 2020.

(10)	Represents 6,394 shares held by Mr. Narlinger based on Mr. Narlinger’s last filed Form 4 and the company’s stock administration records.

(11)	Represents 2,578 shares held by Mr. Date subject to RSUs that vest within 60 days of April 15, 2020.

(12)	Represents 526 shares held by Mr. Strub.

(13)
Mr. Henry was appointed President and Chief Executive Officer and a member of the Board on March 25, 2020 and does not yet hold any shares, options that are excisable within 60 days of April 15, 2020 or RSUs that vest within 60 days of April 15, 2020.

(14)
Ms. Richey was appointed as a member of the Board on April 3, 2020 and does not yet hold any shares, options that are excisable within 60 days of April 15, 2020 or RSUs that vest within 60 days of April 15, 2020

(15)
Includes 2,462,290 shares, 49,158 shares subject to options held that are exercisable within 60 days of April 15, 2020 and 36,484 shares subject to RSUs that vest within 60 days of April 15, 2020. Only includes share holdings of persons who were serving as executive officers and directors of Green Dot as of the date of this proxy statement.

(16)
Based solely on the information set forth in a Schedule 13G filed by BlackRock Inc. on February 3, 2020. BlackRock Inc. reported that, as of December 31, 2019, it had sole voting power over 6,664,424 shares and sole dispositive power over 6,904,019 shares. The principal business address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(17)
Based solely on the information set forth in a Schedule 13D filed by Starboard Value LP on February 3, 2020. Starboard Value LP reported that, as of December 31, 2019, it had sole voting and dispositive power over 4,778,762 shares. 828,203 shares were held in the Starboard Value LP Account. Starboard Value LP, as the investment manager of Starboard V&O Fund, Starboard C LP, Starboard L Master, and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of the (i) 2,927,903 Shares owned by Starboard V&O Fund, (ii) 477,876 Shares owned by Starboard S LLC, (iii) 277,168 Shares owned by Starboard C LP, (iv) 267,612 Shares owned by Starboard L Master, and (v) 828,203 Shares held in the Starboard Value LP Account. The principal business address of Starboard Value LP. is 777 Third Avenue, 18th Floor New York, NY 10017.

(18)
Based solely on the information set forth in a Schedule 13G filed by The Vanguard Group on February 12,2020. The Vanguard Group reported that, as of December 31, 2019, it had sole voting power over 92,063 shares, shared voting power over 8,111 shares, sole dispositive power over 4,330,462 shares and shared dispositive power over 94,009 shares. The principal business address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

OUR EXECUTIVE OFFICERS
The names of our executive officers, their ages as of April 15, 2020, and their positions are shown below.

Name	Age	Position
Dan R. Henry	54	President and Chief Executive Officer
Jess Unruh	40	Interim Chief Financial Officer and Chief Accounting Officer
Erick Gerencher	41	Chief Executive Officer at Green Dot Bank
Kuan Archer	47	Chief Technology Officer
Jason Bibelheimer	44	Chief Human Resources Officer
John C. Ricci	54	General Counsel and Secretary
For information regarding Mr. Henry, please refer to Proposal No. 1, “Election of Directors,” on page 23 above.
Jess Unruh has served as our Chief Accounting Officer since May 2015 and as our interim Chief Financial Officer since January 2020. From October 2016 to December 2019, he served as our Operational Chief Financial Officer. Mr. Unruh served as our Vice President, Financial Reporting, from July 2013 to May 2015, as Director, Accounting Projects, from July 2009 to June 2013. Prior to joining Green Dot, Mr. Unruh served in the audit practice at Ernst & Young LLP, an accounting firm, from 2003 to April 2009. Mr. Unruh holds B.S. degrees in accounting and business administration from the University of Southern California.
Erick Gerencher has served as Chief Executive Officer at Green Dot Bank since April 2019. He currently serves on the Green Dot Bank Board of Directors. From January 2008 to April 2019, Mr. Gerencher served in a variety of senior roles in our Internal Audit department, including Senior Vice President from December 2014 to April 2019, Vice President from March 2014 to December 2014 and Director from January 2008 to March 2014. Prior to joining Green Dot, Mr. Gerencher served as an Internal Audit Manager at AeroVironment, as the Senior Auditor at Bank of America, and as an Audit Senior at Deloitte. Mr. Gerencher holds a B.S. in accountancy and accounting from California State University, Northridge.
Kuan Archer has served as our Chief Technology Officer since April 2020 and served as our President, Chief Product and Technology Officer from February 2019 to April 2020. Mr. Archer previously served as our Chief Operating Officer from January 2015 to February 2019. From October 2012 to December 2015, he served as Chief Technology Officer and Executive Vice President of Product Development. Prior to joining Green Dot, he served in a number of positions at Rovi Corporation, a digital media technology provider, from May 2006 to September 2012, most recently as Senior Vice President of Product Development. From September 2004 to April 2006, he served as Director at NortonLifeLock Inc. (f.k.a. Symantec Corporation), a cybersecurity software and services company. Prior to his tenure at NortonLifeLock, Mr. Archer held a number of software engineering and leadership roles at Microsoft Corporation. Mr. Archer holds a B.S. in computer science from the University of Texas at Austin and an M.B.A. from the University of Washington.
Jason Bibelheimer has served as our Chief Human Resources Officer since September 2017. Prior to joining Green Dot, he served in a number of positions at Western Digital, a computer hardware and data storage company, from June 2007 to September 2017, most recently as Vice President, HR Operations from June 2010 to September 2017. Mr. Bibelheimer holds a B.S. in business management from Pepperdine University.
John C. Ricci has served as our General Counsel since June 2004 and our Secretary since April 2003. From April 2003 to June 2004, he served as our Director of Legal Affairs. Prior to joining Green Dot, Mr. Ricci was an associate at the law firm of Strategic Law Partners, LLP from November 1999 to June 2002. Mr. Ricci began his career as an attorney in the Enforcement Division of the SEC. Mr. Ricci holds a B.A. in economics and political science from the University of California at San Diego and a J.D. from Loyola Law School.

EXECUTIVE COMPENSATION

New Leadership for the Future
In December 2019, we announced the retirement of our founder and President and CEO, Steven Streit, and Mark Shifke, our CFO following many years of significant contributions, effective December 31, 2019. In connection with plans to transition to a permanent CEO and CFO, the Board appointed William I Jacobs, our Chairperson of the Board to serve as interim CEO, J. Chris Brewster, another member of the Board to serve as interim President, and our Chief Accounting Officer, Jess Unruh, to serve as interim CFO, in each case, beginning on January 1, 2020. At the end of March 2020, after an extensive search and interviewing many candidates, we appointed Dan Henry as our President and CEO and Messrs. Jacobs and Brewster returned to their prior roles.
Pay for Performance Alignment
We believe that our compensation outcomes under our incentive plans closely aligns with company performance for 2019 and reflects the rigor of our performance goals.
2019 Company Performance

Total Operating Revenues:	$1.11B	4% year over year growth
Net Income:	$99.9M	15.8% decline
Gross Dollar Volume[1]:	$43.4B	8.6% year over year growth
Gross Dollar Volume from Direct Deposit Sources:	$31.4B	5.5% year over year growth
Number of Active Accounts:	5.0M	5.6% decline
Direct Deposit Active Accounts:	2.1M	4.9% year over year growth
Purchase Volume[2]:	$27.0B	3.9% year over year growth
Cash Transfers[3]:	46.0M	9% year over year growth
Tax Refunds Processed:	12.1M	3.2% year over year growth
1 Gross dollar value of funds loaded to our account products
2 Total dollar volume of purchase transactions made by our account holders
3 Total number of cash transfer transactions conducted by consumers
2019 Performance as Measured in Incentive Plans

Adjusted EBITDA:	$240.5M	12.4% decline
Non-GAAP EPS:	$2.79	15.2% decline
Non-GAAP Revenue:	$1.058B	3.3% year over year growth
Three-Year, Two Year, and One-year Relative TSR percentile:	Below 25th Percentile
1 Includes adjusted EBITDA and non-GAAP revenue as determined pursuant to the 2019 Executive Bonus Incentive Plan, non-GAAP EPS as determined pursuant to the Non-CEO PRSUs, and relative TSR as determined pursuant to the CEO’s PRSUs.

CEO Compensation
For 2019, our CEO did not earn an annual cash incentive award and he forfeited all his outstanding performance-based restricted stock units (“PRSUs”) at his retirement due to the then-current level of our relative TSR performance under the awards. As a result, realized total direct compensation (TDC) was significantly lower than his compensation as shown in the Summary Compensation Table.
Compensation of Other NEOS1
1 Does not include Brett Narlinger who did not earn any incentive awards in 2019 due to the timing of his departure
PRSUs (EPS Goal)

2019 Non-GAAP EPS Goal			Pay for Performance Results

Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	2019 Results
$2.77	$2.87	$2.94	$2.79
			61% Payout[1]
1 75% of the PRSUs continue to vest based on service requirements.
Short-term Incentive PRSUs (Revenue Goal)

2019 Non-GAAP Revenue Goal (in thousands)			Pay for Performance Results
Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	2019 Results
$1,090,000	$1,124,000	$1,152,000	$1,058,000
			0% Payout
2019 Cash Incentive Plan

2019 Goals (in thousands)			Pay for Performance Results

Adjusted EBITDA Hurdle: $318,000			$240,566
Non-GAAP Annual Revenue
Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	2019 Results
$1,090,000	$1,124,000	$1,152,000	1,058,000
			0% Payout

Compensation Discussion and Analysis
This Compensation Discussion and Analysis section, or CD&A, is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2019 executive compensation program and the compensation paid by the company to the following named executive officers in 2019, referred to throughout this proxy statement as our NEOs:

• Steven W. Streit, Former President and Chief Executive Officer ("CEO")[1]
• Mark L. Shifke, Former Chief Financial Officer ("CFO")[1]
• Kuan Archer, Chief Technology Officer[2]
• Rob Strub, Former Chief Operating Officer ("COO")[2]
• Brett Narlinger, Former Chief Revenue Officer ("CRO")[1]
1 Our CEO and CFO retired and Mr. Narlinger resigned, in each case, effective December 31, 2019.
2 Mr. Strub was appointed COO and Mr. Archer ceased to serve in that role, in each case, effective February 25, 2019. Mr. Strub resigned effective April 20, 2020.
2019 Overview
2019 was a year of significant change and transition. In May 2019, we accelerated investment in initiatives designed to materially grow both the Products and Platform parts of our business, in an effort to achieve material incremental growth into 2020 and beyond. To that end, we invested an incremental $60 million for the purpose of aggressively marketing new products, and to advance the development and deployment of our BaaS 3.0 and BaaS 4.0 technology platforms. Such investment decisions had a negative impact on our projected performance results, and influenced certain Compensation Committee decisions in 2019, including the grant of additional equity awards and adjustments in the performance goals of existing equity awards. Further, such investments, coupled with the decline in legacy non-direct deposit active accounts in our Account Services segment over the course of 2019, with no corresponding increase in new accounts, resulted in a significant decline of our stock price, as well as our Non-GAAP revenue, adjusted EBITDA and non-GAAP EPS in 2019, as measured under our executive incentive plans, which lead to either below target payout or no payout under such plans.
At the end of 2019, Steven Streit, our founder and President and CEO, transitioned to an independent advisor role of Chief Innovation Officer as part of an orderly management succession and transition process. As part of this process, Mark Shifke, our CFO, also retired at the end of 2019 and William I Jacobs, the Chairperson of the Board, stepped in to serve as interim CEO and J. Christopher Brewster, the Chair of the Audit Committee, stepped in to serve as interim President. Additionally, Jess Unruh, our Chief Accounting Officer, was named interim CFO commencing on January 1, 2020. After an extensive search and interviewing many candidates, at the end of March 2020, we appointed Dan Henry to serve as President and CEO, and Messrs. Jacobs and Brewster returned to their prior roles.
2019 CEO Compensation
As discussed above, for 2019, our CEO did not earn an annual cash incentive award and he forfeited all his outstanding PRSUs at his retirement. However, Mr. Streit received certain compensation in connection with his retirement as set forth in more detail below.
Alignment between 2019 Financial Performance and Executive Compensation

	2019 (Actual /Target)	2019 Payout (% of Target)
Adjusted EBITDA threshold goal Under the Variable Cash Incentive Plan (in millions)	$241 / $318	0%
Non-GAAP Annual Revenue Under the Variable Cash Incentive Plan and Short-term Incentive PRSUs (in millions)	$1,058 / $1,124	0%
Non-GAAP EPS for PRSUs for NEOs other than CEO[1]	$2.79 / $2.87	61%

1 See - Elements of Compensation -- Long-Term Equity-Based Awards - PRSUs for Other NEOs for a description of this metric. 75% of the PRSUs, remain subject to service vesting.
Listening to Stockholders
At our 2019 annual meeting of stockholders, we requested that stockholders cast a non-binding advisory vote on the compensation of our NEOs, also known as a "say-on-pay" vote. This proposal passed with approximately 98.9% of the votes cast (for or against). In evaluating our compensation practices in 2019, the Compensation Committee was mindful of the support our stockholders expressed for our philosophy of linking compensation to financial objectives and the enhancement of stockholder value. In addition, management met with or spoke to institutional stockholders representing approximately 46% of outstanding shares and they did not express any serious concerns with our executive compensation program. As a result, the Compensation Committee retained its general approach to executive compensation and continued to apply the same general philosophy and objectives as in the prior fiscal year in determining executive compensation.
Compensation Governance Highlights

What We Do:	What We Do Not Do:
We reward performance that meets our predetermined goals	Pay bonuses if performance levels fall below pre-determined thresholds except in extraordinary cases
A significant portion of our CEO and NEOs’ compensation is performance-based or at risk	Permit short-sales, hedging or pledging of our stock
We have implemented robust stock ownership guidelines for our executives	Enter into employment agreements that provide for fixed terms or automatic compensation increases or equity grants
We have adopted a "claw-back" policy that gives us discretion to require our NEOs to repay cash and/or equity compensation in the event of a restatement	Provide single-trigger change of control benefits
We cap payouts under our plans to discourage inappropriate risk taking by our NEOs	Provide for excessive cash severance
We have double-trigger change in control provisions for all equity awards	Provide our executives with tax gross-ups and perquisites.
The Compensation Committee retains an independent compensation consultant	Permit repricing or cashing out underwater stock options without stockholder approval
We hold an annual advisory vote on executive compensation	Maintain any executive pension plans, or any retirement programs that are not generally available to all employees
We seek feedback on executive compensation through stockholder engagement
We also amended the 2010 Equity Incentive Plan, subject to stockholder approval, to provide for certain best practices, including, among other things, prohibiting the payout of dividends and dividend equivalents unless and until equity awards vest.
Our Compensation Philosophy and Objectives

Attract and retain
Offer a total compensation program that flexibly adapts to changing economic, regulatory and organizational conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria

Pay for performance
Provide a significant portion of compensation through variable, performance-based components that are at-risk and based on satisfaction of designated financial and non-financial objectives

Align executive interests with our stockholders
Compensate for achievement of short-term and long-term company financial and operating goals and refrain from providing special benefits, “golden parachute” excise tax gross-ups, or accelerated equity vesting except in limited circumstances

Reward actual achievement
Align the interests of our executives with our stockholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term stockholder value

2019 Executive Compensation
The following graphs reflect the mix of target total direct compensation of our CEO and our other NEOs in 2019, before giving effect to modifications to existing awards in June 2019 described further below:

CEO	Other NEOs

*Reflects salary rates and target incentive amounts, and not amounts actually earned or paid out. LTIP represents the grant date fair value of equity awards.
Elements of Compensation
The key components of our compensation program for our NEOs in 2019 is summarized in the table below. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each compensation component.

Compensation Element	Form of Compensation	Guaranteed vs. At-Risk	Performance vs. Time-based

Base Salary	Cash	Guaranteed	N/A
Annual Cash Incentive	Cash/Short-term Incentive PRSUs[1]	At-Risk	Performance-based
Long-term Incentive	PRSUs[2]	At-Risk	Performance-based
Termination, Change in Control, and Retirement Benefits	Cash/Equity/Other	N/A	N/A
1 In 2019, the Compensation Committee granted PRSUs in addition to cash incentives given certain retention concerns as detailed below. We refer to these as Short-term Incentive PRSUs. The payouts under the Short-term Incentive PRSUs would have offset any payouts under the cash incentives, resulting in no increase, as of the date of grant, in the opportunity originally provided for under the cash incentives.
2 In 2019, the Compensation Committee also granted Mr. Strub time-based RSUs in connection with hire and appointment to the role of COO and to address certain retention concerns as detailed below.

Executive Compensation Decisions for the 2019 Performance Year
Base Salary

2019 BASE SALARY
Philosophy	Considerations
• Attract and retain. Provide fixed compensation to attract and retain key executives
•
Salary reviewed and set annually

•
The factors used to determine whether base salaries should be increased, included scope of responsibilities, individual and company performance, retention, date of last increase, equity ownership, internal equity, our 2019 peer group data and the recommendations of our CEO (other than with respect to his own compensation)

The following table summarizes the annual base salary rates of our NEOs in 2019 compared to 2018 and the primary reasons for any changes in base salary.

Name	2019 Base Salary	2018 Base Salary	Primary Reason of Change

Steven W. Streit	$750,000	$750,000	N/A
Mark L. Shifke	$475,000	$475,000	N/A
Kuan Archer	$475,000	$475,000	N/A
Rob Strub	$450,000	N/A1	N/A
Brett Narlinger	$450,000	$440,000	Market competitiveness; prior performance
1 Mr. Strub was appointed COO and commenced his employment with us in February 2019 and consequently, his base salary was pro-rated for 2019.

2019 Annual Incentive Awards
2019 Annual Cash Incentive Award Design

2019 ANNUAL CASH INCENTIVE AWARDS
Philosophy	Target Amount Considerations	Award Design Considerations	Performance Conditions

•
Pay for Performance: Establish appropriate short-term performance conditions that the Compensation Committee believes will drive our future growth and profitability

•
Reward Achievement: Reward achievement of short-term performance conditions

•
Align the interests of executives with those of our stockholders:
Bonus payout tied to company performance consistent with 2019 financial plan

•
Attract and Retain Executives:
Offer market competitive incentive opportunities

•
Factors used to determine target amounts included: role, scope of responsibilities, individual and company performance, current salary, equity ownership, internal equity, our 2019 peer group data and the recommendations of our CEO (other than with respect to his own compensation)

•
Adjusted EBITDA was chosen as one of the threshold goals to align with the midpoint of our guidance at the time

•
Non-GAAP annual revenue was chosen as the other company performance goal because the Compensation Committee believes revenue (i) is one of the best indicators of financial success for our company, (ii) is a significant driver of stockholder value creation, and (iii) aligns with our overall operating strategy and our 2019 financial plan

•
NEOs should not be awarded for performance that falls short of our company financial plan; therefore, the thresholds goal should be rigorous, and no amounts should be earned if the threshold goals are not satisfied

•
Threshold adjusted EBITDA goal of $318 million

•
Aggressive annual non-GAAP revenue target of $1.124 billion

•
Threshold goal of 97% of non-GAAP annual revenue target goal

•
Failure to achieve the adjusted EBITDA goal and threshold non-GAAP revenue goal would result in no payment

•
Opportunity to earn up to 150% of the target bonus amount for superior performance

•
Annual revenue was defined as the total operating revenues reflected in our consolidated statements of operations, less the impact of stock-based retailer incentive compensation expense and other non-recurring items

•
Adjusted EBIDTA was defined to be consistent with the definition used in our earnings releases

The 2019 Executive Officer Incentive Bonus Plan (our “2019 Cash Incentive Plan”) provided for a cash incentive payment based on 2019 annual revenue performance. Payouts under the 2019 Cash Incentive Plan required that the company achieve adjusted EBITDA of at least $318 million (the “Adjusted EBITDA Gate”), with the minimum payout for achievement of non-GAAP annual revenue of at least $1.09 billion, and an opportunity to earn up to 150% of the target incentive amount for superior non-GAAP annual revenue performance. Assuming achievement of the Adjusted EBITDA Gate, the actual payout amount to each NEO was determined by multiplying the NEO's target incentive amount by a “multiplier” that varied depending on the percentage of achievement for the revenue goal as shown in the following table:

Revenue (in thousands)	Cash Incentive Multiplier[1]
$1,090,000 (Threshold)	50%
$1,124,000 (Target)	100%
$1,152,000 (Maximum)	150%
1 Additional multipliers of 75% and 125% were established for annual revenue of $1.107 and $1.134 billion, respectively. If annual revenue fell between two discrete multipliers, linear interpolation would have been used to determine the multiplier.
Each NEO's 2019 target cash incentive amount was a pre-determined amount that was intended to provide a competitive level of compensation. For our NEOs who were employed by us in 2018, the target cash incentive amounts of our NEOs for 2019 did not increase from 2018.

Name	2019 Target Incentive (% of Base Salary)
Steven W. Streit	125%
Mark L. Shifke	100%
Kuan Archer	100%
Rob Strub	100%
Brett Narlinger	100%
Payout of 2019 Annual Incentive Awards
Our actual 2019 adjusted EBITDA of $240.6 million and annual non-GAAP revenue of $1.058 billion was below the required threshold amounts necessary to earn a cash bonus and as result, none of our NEOs earned a cash bonus under the 2019 Cash Incentive Plan. Certain executives received Short-term Incentive PRSUs, as discussed below.
Short-term Incentive PRSUs
In June 2019, the Compensation Committee determined that none of our employees, including our executive officers, would receive any cash or equity incentive pay for 2019 in light of our then-current best estimates of 2019 financial performance as a result of our publicly announced decision to increase our projected marketing expenses and technology investments by approximately $60 million, and that annual base salary alone was not sufficient to retain talent and achieve our objectives for 2019. In light of such determination the Compensation Committee decided to, among other things, grant PRSUs to certain key employees, including all executive officers other than the CEO, to provide an opportunity to earn equity compensation equal in value as of the date of grant to the cash incentives described above, which would either fully vest, partially vest or expire unvested in June 2020, based on the same revenue goals and incentive multipliers described above, but which would not include an Adjusted EBITDA Gate (such PRSUs, the “Short-term Incentive PRSUs”). The payouts under the Short-term Incentive PRSUs would have offset any payouts under the cash incentives, resulting in no increase, as of the date of grant, in the opportunity originally provided for under the cash incentives. The following table summarizes the target number of Short-term Incentive PRSUs granted to each NEO.

Name	Target PRSUs (#)
Mark L. Shifke	10,234
Kuan Archer	10,234
Rob Strub	9,696
Brett Narlinger	9,696
Our annual non-GAAP revenue of $1.058 billion was below the required threshold amount necessary for any Short-term Incentive PRSUs to vest, and as a result, all the Short-term Incentive PRSUs expired unvested.

After considering Mr. Strub’s February 2019 start date, and given his lower than target compensation due to our financial and stock price performance declining significantly since his date of hire, the Compensation Committee awarded Mr. Strub, a discretionary cash bonus of $382,192 to improve the alignment of his pay to target levels for 2019.
2019 Equity Awards
2019 Annual Equity Incentive Award Design
In furtherance of our pay for performance philosophy and culture, we grant equity awards to our NEOs on an annual basis in the form of PRSUs that vest based on the achievement of pre-defined performance requirements. Outside of the annual grant cycle, we may also make grants of time-based RSUs for retention purposes or in connection with hiring, promotions, significant changes in responsibilities, extraordinary performance, or to achieve internal equity. In 2019, we also granted Short-term Incentive PRSUs as discussed above.

2019 PRSU GRANTS
Philosophy	Grant Amount Considerations	Award Design Considerations	Performance Conditions/ Vesting Conditions

•
Pay for Performance:  Establish appropriate performance conditions that the Compensation Committee believes will drive our future growth and profitability

•
Reward Achievement: Provide meaningful and appropriate incentives for achieving company annual financial goals that the Compensation Committee believes are important for our short- and long-term success

•
Align Interests with Stockholders:
Tie payout of stock awards to TSR returns or profitability

•
Attract and Retain Executives:
Additional long-term vesting requirement once performance conditions are achieved to further encourage retention of our executives (for other NEOs)

•
Factors used to determine the size of grants included: (i) the responsibilities, past performance, and anticipated future contributions of the NEO; (ii) the competitiveness of NEO's overall compensation package with reference to peer group practices; (iii) the NEO's existing equity holdings; (iv) the extent to which these holdings are vested; (v) the recommendations of our CEO (other than with respect to his own compensation); and (vi) our “burn rate” relative to our industry burn rate guidelines, per certain stockholder and proxy advisor methodology

•
Payout of CEO award should be based on long-term stockholder value creation relative to other companies

•
Payout of other NEOs’ awards should be based on company’s profitability and should also be used to promote retention past the performance period

•
CEO Stock Award-Design: TSR ranking as compared to the S&P SmallCap 600 for the period from January 1, 2019 to December 31, 2021, with a threshold level of performance to be achieved to earn the minimum shares for threshold performance and an opportunity to earn up to 200% of the target shares for superior performance.

•
Other NEO Stock Award-Design:
Achievement of 2019 non-GAAP diluted earnings per share (as defined below) goals in 2019, with a threshold level of performance to be achieved to earn the minimum shares for threshold performance and an opportunity to earn up to 150% of the target shares for superior performance. These awards vest as to 25% of the shares earned at the end of the performance period with remainder vesting in equal annual installments over the three years thereafter based on service.

2019 CEO PRSUs
The Compensation Committee decided to use the same PRSU design for our CEO’s PRSU grant in 2019 as it used in each of the four prior years, except that his PRSU grant had a maximum payout percentage of 200% to align with market practices. The performance metric of such PRSU grant was our TSR ranking as compared to the S&P SmallCap 600 for the period from January 1, 2019 to December 31, 2021. Under this award, our CEO may earn 0% to 200% of the target shares (95,403) at the end of the performance period as shown in the following table:

2019 PRSUs
Relative TSR	Relative TSR Multiplier[1]	Potential PRSUs Earned
75th Percentile or Above	200%	190,806
60th Percentile	100%	95,403
25th Percentile	50%	47,701
Below 25th Percentile	0%	0
1 To the extent relative TSR falls between two discrete points in the chart above, linear interpolation shall be used to determine the Relative TSR Multiplier.
In determining the number of target shares for our CEO’s PRSU grant, the Compensation Committee considered his and the company’s performance in 2018, the target amount of his prior annual PRSU grants and market practices.
Our CEO forfeited all his outstanding PRSUs, including his 2019 PRSU grant, at his retirement. See “-Termination and Change of Control Benefits-CEO Transition Agreement.”
PRSUs for Other NEOs
Our NEOs, other than the CEO, received an initial PRSU grant based on achievement of 2019 non-GAAP diluted earnings per share (as defined below) goals (such PRSUs, the “LTI PRSUs”). A threshold level of performance must be achieved to earn the minimum number of shares under the LTI PRSUs. The threshold level of performance was originally set at $3.50, which was significantly higher than our actual non-GAAP EPS of $3.29 in 2018. NEOs also had an opportunity to earn up to 150% of the target shares under their LTI PRSUs for superior performance. Performance below the threshold would result in no shares being earned. The following table shows the goals under the LTI PRSUs prior to modification in June 2019 as described further below.

Non-GAAP EPS	PRSU Payout Multiplier[1]
$3.50 (Threshold)	50%
$3.63 (Target)	100%
$3.72 (Maximum)	150%
1 Additional multipliers of 75% and 125% were established for non-GAAP diluted earnings per share of $3.57 and $3.67, respectively. If non-GAAP diluted earnings per share fell between two discrete points in the chart above, linear interpolation would have been used to determine the payout multiplier.
The LTI PRSUs vest as to 25% of the shares earned at the end of the performance period with the remainder vesting in equal annual installments over the three years thereafter based on service. The Compensation Committee believes this design strikes the appropriate balance between performance and retention for long-term equity incentive awards.
For purposes of these awards, non-GAAP diluted earnings per share (“non-GAAP EPS”) was calculated as set forth below:

Non-GAAP net income[1]	÷	Diluted weighted-average shares issued	=	Non-GAAP EPS
1 Excludes the impact of employee stock-based compensation expense, amortization of acquired intangible assets, change in fair value of contingent consideration, transaction costs, impairment charges, amortization of deferred financing costs, extraordinary severance expenses, and other income and expense that the Compensation Committee determines are not reflective of ongoing operating results.
As discussed above, in June 2019, the Compensation Committee determined that none of our employees, including our executive officers, would receive any cash or equity incentive pay for 2019 due to the company’s decision to increase its projected marketing expenses and technology investments by approximately $60 million, and that annual base salary alone was not sufficient to retain talent and achieve our objectives for 2019. Given such considerations, in addition to making the Short-term Incentive PRSU grants described above, the Compensation Committee also adjusted the EPS goals of the LTI PRSU grants to be as follows to reflect the publicly-disclosed changes to our 2019 financial projections, which gave effect to the impact of such investments:

Non-GAAP EPS	PRSU Payout Multiplier[1]
$2.77 (Threshold)	50%
$2.87 (Target)	100%
$2.94 (Maximum)	150%
1 Additional multipliers of 75% and 125% were established for non-GAAP diluted earnings per share of $2.82 and $2.90, respectively. If non-GAAP diluted earnings per share fell between two discrete points in the chart above, linear interpolation would have been used to determine the payout multiplier.
For 2019, the revised non-GAAP EPS target under the LTI PRSUs was $2.87 was still above the target for 2018. Actual non-GAAP EPS was $2.79 resulting in a “multiplier" of 61% for 2019. Accordingly, 61% of the target number of shares were earned, with 75% of such shares subject to the additional service requirement.
The following table summarizes the target number and value of shares underlying the LTI PRSUs granted to our NEOs in 2019 and the number of shares earned based on performance:

Name	Target PRSUs (#)	PRSU Value at Grant Date ($) [1]	PRSUs Earned
Mark L. Shifke	22,549	1,396,009	13,755
Kuan Archer	22,549	1,396,009	13,755
Rob Strub[2]	10,407	644,297	6,348
Brett Narlinger[3]	20,815	1,288,657	0
1 Does not include the incremental fair value that resulted from the modification of these awards. For detail on the grant date fair value and incremental fair values of the modified awards, see footnote 4 to the Summary Compensation Table below.
2 Mr. Strub resigned effective April 20, 2020, and as a result, he forfeited all his unvested RSUs and PRSUs.
3 All of Mr. Narlinger’s LTI PRSUs were forfeited for no consideration due to the timing of his resignation.

Off-Cycle Time-based RSU Grants to Rob Strub
Outside of the annual grant cycle, we typically make grants in connection with hiring, promotions, significant changes in responsibilities, extraordinary performance, or to achieve internal equity. In March 2019, the Compensation Committee granted Mr. Strub time-based RSUs covering 20,000 shares of our Class A common stock in connection with his hire and appointment to the role of COO. In December 2019, the Compensation Committee made an additional time-based RSU grant to Mr. Strub covering 40,000 shares out of concern that the value of Mr. Strub’s existing unvested equity awards did not provide sufficient “holding power” as compared to the equity compensation of our other executive officers, given our financial and stock price performance had declined significantly since his date of hire.
Mr. Strub resigned effective April 20, 2020, and as a result, he forfeited all his unvested RSUs and PRSUs, including all of his off-cycle time-based RSUs.
Termination and Change of Control Benefits
The following table provides information regarding the separation/transition agreements that we have with certain of our NEOs and our Corporate Transaction Policy, which applies to the equity awards of all our employees:

Termination and Change of Control Protections
Philosophy	Considerations	Terms

•
Attract and Retain Executives:
○ Intended to ease an NEO's transition due to an unexpected employment termination, or retirement
○ Retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering strategic alternatives
•
Align Interests with Stockholders:      Mitigate any potential employer liability and avoid future disputes or litigation

•
The employment of our NEOs is “at will,” meaning we can terminate them at any time and they can terminate their employment with us at any time

•
Arrangements should be designed to: (i) provide reasonable compensation to executive officers who leave our company under certain circumstances to facilitate their transition to new employment and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits

•
“Double-trigger” provisions preserve morale and productivity, and encourage executive retention in the event of a change of control

•
These provisions are considered a typical component of a competitive executive compensation program for executives among our 2018 peer group

Agreements with Certain NEOs:
•
Provide for certain cash payments, and/or the vesting of certain equity awards and COBRA benefits, in the event there is a separation of employment under various circumstances, subject to the execution of a release of claims

Corporate Transaction Policy (Double-Trigger):
•
Provide for accelerated vesting of equity awards upon a change of control if the recipient is terminated by the acquiring entity in connection with the change of control under specified circumstances, subject to the execution of a release of claims

PRSUs:
•
Provide that upon a change of control any unearned PRSUs for which performance has not been determined will convert to time-based RSUs covering the target number of shares and such RSUs will continue to vest based on achievement of the existing service requirements

Amendment and Restatement of CFO Employment Agreement
In July 2019, the Compensation Committee amended and restated the employment agreement of Mr. Shifke to, among other things, eliminate outdated terms and provisions that contemplated an expected transition in 2017, and modify the termination benefits provided thereunder. As amended and restated, the agreement provides that in the event of a qualifying termination, Mr. Shifke would be eligible to receive 12 months of his then-current annual base salary and any annual bonus earned for a then-completed performance period, and his equity awards would either continue to vest or early qualify for treatment under our Retirement Policy for Equity, as the case may be. The agreement also provides that Mr. Shifke would be eligible to earn a pro-rated annual bonus subject to the achievement of applicable performance goals. These payments and certain of these benefits are conditioned upon Mr. Shifke providing consulting services for up to 12 months following his termination date in addition to a general release claims against us that was previously required under the agreement and complying with certain other restrictions. The Compensation Committee determined that Mr. Shifke retirement in December 2019 constituted a qualifying termination under his amended and restated employment agreement, entitling him to receive the termination benefits set forth therein and described above. See the section of this Proxy Statement titled “Potential Payments upon Termination or Change of Control” for a tabular presentation of the payments and other benefits provided to Mr. Shifke as a result of his separation.
CEO Transition Agreement
In connection with his retirement in December 2019, we entered into a transitional advisory agreement and release of claims with Mr. Streit (the “advisory agreement”) as contemplated by his employment letter agreement with us, dated September 16, 2016. The agreement provides for his continued advisory services as our Chief Innovation Officer during the 24-month period following his retirement, a release of claims, forfeiture of all his unvested equity-based compensation awards, and his complying with certain covenants, including a covenant to not compete with us or solicit clients, customers or employees during the advisory period. Additionally, pursuant to the advisory agreement, Mr. Streit agreed that any equity awards that were outstanding as of the date of his retirement would cease to be outstanding and would be forfeited. In exchange for the foregoing, we agreed to provide the pre-negotiated payments and benefits under his employment letter agreement plus an incremental monthly cash payment. See the section of this Proxy Statement titled “Potential Payments upon Termination or Change of Control” for a tabular presentation of the payments and other benefits provided to Mr. Streit as a result of his retirement.
For additional information about the severance and change of control arrangements of our other NEOs, please refer to the section of this Proxy Statement titled “Potential Payments upon Termination or Change of Control.”
No Severance Benefits for Former CRO and COO
Mr. Narlinger resigned effective December 31, 2019 and Mr. Strub resigned effective April 20, 2020 and neither received any severance benefits in connection with their resignation and all their unvested PRSUs and RSUs were forfeited for no consideration.
Retirement Policy
The Compensation Committee has adopted a policy applicable to all employees that provides for vesting of equity awards in connection with a qualifying retirement as summarized in the table below.

Retirement Policy
Philosophy	Considerations	Terms

• Attract and Retain Executives. Retain and encourage our employees, including executives, to remain focused on our business for the long term
•
Preserve morale and productivity and encourage long-term retention of employee base as a whole

•
Retirement vesting is a growing trend among our peer group

•
Performance awards should only pay out based on actual performance

•
Provide for vesting of equity awards in connection with a qualifying retirement, with the settlement or payout of those awards to be made in accordance with the applicable vesting schedule of such awards

•
Applies only with respect to RSUs and PRSUs granted on or after January 1, 2018

•
A qualifying retirement under the policy requires: (i) attaining the age of 55, (ii) being continuously employed by us for at least 10 years prior to the date of the qualifying retirement, (iii) not being terminable by us for cause (as defined in the policy), and (iv) not competing with us (as defined in the policy)

•
Any outstanding and unvested performance-based equity awards will remain outstanding until the Compensation Committee determines whether and to the extent, the performance criteria is achieved, and will become 100% vested to the extent the Compensation Committee determines such awards are earned

Other Executive Benefits and Perquisites
In 2019, we did not provide perquisites to our executives that are generally unavailable to other employees. During 2019, we provided the following benefits to our NEOs on the same basis as our other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability insurance; and

•	a 401(k) retirement plan.
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Key Compensation and Governance Policies

Policy	Considerations	Material Features

Stock Ownership Guidelines	• Promote stock ownership in the company • More closely align the interests of our NEOs with those of our stockholders
•
5x base salary for CEO

•
2x base salary for all other NEOs

•
5 years from executive officer designation to comply

•
Includes shares owned outright, full value equity awards, and shares held by the executive's spouse, dependent children and/or trust

•
As of December 31, 2019, all NEOs have either satisfied their ownership requirement or have additional time to satisfy such requirement

Anti-Hedging and Anti-Pledging Policies
•
Hedging is viewed as a poor practice as it insulates executives from stock price movement and reduces alignment with stockholders

•
Pledging raises potential risks to stockholder value, particularly if the pledge is significant

•
No employee, officer or director may acquire, sell or trade in any interest or position relating to the future price of the company's securities, such as a put option, a call option or a short sale

•
Covered persons are prohibited from holding company securities in a margin account or pledging company securities as collateral for a loan

Equity Award Grant Policy	• Prohibit the granting of equity awards to take advantage of the release of material nonpublic information	• Equity award grants are not timed to take advantage of the release of material nonpublic information
Clawback Policy	• Permit us to recoup cash and equity awards in the event of a restatement that was caused by fraud or intentional misconduct	• Applies to all executive officers and certain other employees • Applies to all awards granted under the 2010 Equity Incentive Plan and the Executive Officer Incentive Bonus Plan
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

2020 Compensation Decisions
2020 Interim CEO, Interim President and Interim CFO Compensation
On January 23, 2020, the Compensation Committee approved a compensation package for Mr. Jacobs and Mr. Brewster designed to cover up to three months of service as interim officers and to compensate them equitably for the increased level of responsibilities required for such roles. Under the compensation package, each interim officer received:

•	a monthly salary of $70,000 in cash; and

•	a monthly service award of up to $80,500 in cash.
Additionally, Mr. Jacobs and Mr. Brewster were each granted 37,068 time-based RSUs, which would vest in one year, provided that in the event that there is a termination of interim service without cause, vesting and settlement of the RSUs would accelerate at the end of the interim officer service period on a pro-rata basis (according to the number of months served during the first three months of interim officer service). Mr. Jacobs and Mr. Brewster were not granted any performance-based awards to avoid creating incentive conflict issues when they returned to their prior roles on the Board. Mr. Jacobs and Mr. Brewster did not receive any payments under our non-employee director compensation policy for the period that they served as both directors and interim officers. Their service as interim officers terminated without cause in connection with Dan Henry’s appointment as President and CEO.
On January 13, 2020, the Compensation Committee granted Mr. Unruh time-based RSUs and determined that 15,000 shares of the shares subject to the RSUs were compensation for his additional responsibilities as interim Chief Financial Officer. Subject to certain exceptions, the RSUs will vest in three equal annual installments from the date of grant, provided that Mr. Unruh continues to provide services to the company through each vesting date.
Employment Agreement with New President and CEO
On March 24, 2020, we entered into an employment agreement with Dan Henry, who succeeded Mr. Jacobs and Mr. Brewster as President and CEO. The employment agreement provides for an initial term of five years, which term will be automatically renewed for one-year periods unless otherwise terminated by us or Mr. Henry. Under this agreement, Mr. Henry is entitled to: (i) an annual base salary of $800,000 (ii) participate in the annual Executive Officer Incentive Bonus Plan, with an annual target bonus equal to 125% of his base salary and a potential payout between 0% and 200% of target, which will not be less than his prorated target bonus for 2020 based on his period of service during 2020; (iii) payment of all reasonable legal fees and expenses incurred by Mr. Henry in connection with his negotiation of the employment agreement and in connection with his relocation to the Pasadena, California area; and (iv) indemnification as a director and officer. Beginning in 2021, Mr. Henry will also be eligible to receive annual equity grants, at the discretion of the Compensation Committee.
In addition, pursuant to the employment agreement and based on the Compensation Committee’s recommendation, the Board granted Mr. Henry one-time employment inducement awards consisting of (i) 1,000,000 stock options with a seven-year term that vest subject to Mr. Henry’s continued service over three years, and the company achieving certain stock trading prices within a five year period (the “PSOs”); (ii) PRSUs having a grant date fair value of $3,000,000, which vest based on the achievement of a one-year EPS target, with 25% vesting at the end of such one-year period and the remaining 75% over the following three years in equal annual installments, in each case, subject to Mr. Henry’s continued service through each vesting date; and (iii) time-based RSUs having a grant date fair value of $1,000,000, which vest over three years in equal annual installments, subject to Mr. Henry’s continued service through each vesting date.
Mr. Henry’s employment agreement also provides for severance benefits. See “-Termination and Change of Control Benefits- New President and CEO.”
The rationale for each of Mr. Henry’s compensation elements and how each element aligns with our compensation philosophy is summarized in the table below.

Compensation Element	Description	Philosophy/Rationale
Base Salary	$800,000	Attract and retain
Annual Cash Incentive	125% of base salary; earned based on achievement of short-term operational goals	Pay for performance; reward achievement; align interests with stockholders; attract and retain
2020 Equity Incentives	1,000,000 PSOs that vest based on rigorous, stock price appreciation goals and three-year service requirement	Pay for performance; reward achievement; align interests with stockholders; attract and retain
	$3,000,000 in PRSUs that vest based on an EPS goal and a four-year service requirement	Pay for performance; reward achievement; align interests with stockholders; attract and retain
	Time-based RSUs with a grant date fair value of $1,000,000 with a four-year service requirement	Align interests with stockholders (value of RSUs tied to stock price); attract and retain
New Hire Benefits	Legal fees related to employment agreement negotiation	Attract and retain; aligns with market practice
	Relocation expenses	Attract and retain; aligns with market practice
Severance Benefits
Cash severance and equity vesting benefits in the event of termination without cause or resignation for good reason, conditioned on transitional advisory agreement, release of claims against the company and compliance with certain post-termination restrictive covenants including non-competition and non-solicitation covenants
Attract and retain; aligns interests with stockholders

Executive Compensation Process
General Approach
The Compensation Committee considers a variety of factors when setting and evaluating executive officer pay levels, including: tenure, experience, institutional knowledge, retention risk, marketability, replacement cost, leadership skills, and job and company performance, regulatory considerations, shareholder feedback, and the recommendations of our CEO (other than with respect to his own compensation). In addition, the Compensation Committee utilizes competitive market data as a reference point and not as a determinative factor for structuring and determining the amount of compensation to be awarded to our executive officers.
From time to time, special business conditions may warrant additional compensation, such as sign-on bonuses, or equity awards in connection with promotions or in recognition of significant accomplishments or in light of retention concerns or internal equity issues. In these situations, we consider our business needs and the potential costs and benefits of special rewards.

Compensation Committee Decision Process
The Compensation Committee oversees the compensation of our NEOs and our executive compensation programs and initiatives. The Compensation Committee typically reviews executive officer compensation, including base salary, short-term incentives and long-term incentives, in the first half of each fiscal year, to understand competitive market compensation levels and practices based on the most recently completed year. In connection with this review, the Compensation Committee considers any input it may receive from our CEO in evaluating the performance of each executive officer and sets each executive officer's target total direct compensation for the current year based on this review and the other factors described above.

Role of Compensation Consultant
The Compensation Committee generally retains an independent compensation consultant to help understand competitive compensation levels and incentive designs. The independent compensation consultant is solely hired by, and reports directly to, the Compensation Committee. The Compensation Committee has sole authority to retain and terminate the independent compensation consultant. At the Compensation Committee's discretion, the independent compensation consultant:

•	attends Compensation Committee meetings;

•	assists the Compensation Committee in determining peer companies and evaluating compensation proposals;

•	assists with the design of incentive compensation programs; and

•	conducts compensation-related research.
In making 2019 compensation decisions, the Compensation Committee retained Mercer to help select an appropriate peer group for executive compensation benchmarking purposes, review our executive compensation programs, assist the Compensation Committee in designing our executive compensation program, and provide the Compensation Committee with information regarding executive compensation trends.

Peer Group
Due to the evolving nature of our company and the companies with which we compete for talent, and based on input from management and Deloitte Consulting, the Compensation Committee adjusted our primary peer group for 2019. For 2019, the primary peer group used to inform our Compensation Committee of pay decisions and practices includes:

2019 Peer Group
ACI Worldwide, Inc.	Euronet Worldwide, Inc.	MoneyGram International, Inc.
Blucora, Inc.	Fair Issac Corporation	WEX Inc.
Cardtronics plc	Guidewire Software, Inc.	World Acceptance Corporation
Enova International, Inc.	Jack Henry & Associates, Inc.
These companies were chosen based on (i) market competition, and included companies that compete with us for customers, executive talent and investors, (ii) organization size, with financial characteristics such as revenues that are similar to those of Green Dot, (iii) location of headquarters, and (iv) industry, including companies in the payment processing and information technology industries. Regional banks were removed from the peer group in order to select peer companies which better align with Green Dot for talent competition. Other companies were removed because they were either acquired or recently experienced governance failures.
At the time these peer companies were selected in August 2018, they had a median peer revenue of $1 billion over the last 12 months, which approximates our 2018 total operating revenue. In 2019, peer group median revenue continued to be around $1 billion and Green Dot ranked in the 40th percentile among the peers above. Green Dot also ranked at the 71st percentile of peers based on total assets and the 26th percentile of peers based on market cap. In 2019, the Compensation Committee elected to not make any adjustments to the primary peer group for informing 2020 decisions.
Compensation Risk Assessment
The Compensation Committee has assessed our compensation philosophy and objectives, and forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.
The Compensation Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:

•	A balanced mix of cash and equity; as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards)

•	A mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix

•	Cash and equity incentives solely based on achieving company performance objectives and subject to our “claw-back” right under certain circumstances

•	Caps on annual cash incentive and PRSU payouts

•	Stock ownership guidelines which align the interests of our executive officers with those of our stockholders

•	General alignment with prevalent low-risk pay practice

•	Policies prohibiting hedging and pledging by our employees, officers or directors

Compensation Committee Report
The information contained in the following report of Green Dot's Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into Green Dot's annual report on Form 10-K for the year ended December 31, 2019.

Submitted by the Compensation Committee
George T. Shaheen, Chair
Kenneth C. Aldrich
Saturnino Fanlo (member since January 2020)
William I Jacobs (member except from January 2020 to April 2020)
Compensation Committee Interlocks and Insider Participation
In 2019, the members of our Compensation Committee were Kenneth C. Aldrich, William I Jacobs and George T. Shaheen. None of the members of our Compensation Committee in 2019 was at any time during 2019 or at any other time an officer or employee of Green Dot or any of its subsidiaries, and none had or have any relationships with Green Dot that are required to be disclosed under Item 404 of Regulation S-K. None of Green Dot's executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2019.

Executive Compensation Tables
The following table provides information regarding the compensation of our principal executive officer, our principal financial officer, and our three other most highly executive officers who were serving as executive officers on December 31, 2019.
Summary Compensation Table

Name and Principal Position(1)	Fiscal Year	Salary ($)(2)	Bonus ($)		Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Steven W. Streit	2019	894,232	—		5,158,519	(7)	—	—	—	6,052,751
Former President and Chief Executive Officer	2018	750,000	—		3,628,655	(7)	—	1,125,000	—	5,503,655
	2017	666,000	—		2,936,857	(7)	—	999,000	—	4,601,857

Mark L. Shifke	2019	548,077	—		2,990,902	(7)	—	—	—	3,538,979
Former Chief Financial Officer	2018	475,000	—		899,549	(7)	—	712,500	—	2,087,049
	2017	450,000	—		699,989	(7)	—	675,000	—	1,824,989

Kuan Archer	2019	475,000	—		2,990,902	(7)	—	—	7,000	3,472,902
Chief Technology Officer	2018	475,000	—		899,549	(7)	—	712,500	5,471	2,092,520
	2017	440,000	—		4,861,239	(7)	—	528,000	4,500	5,833,739

Rob Strub
Former Chief Operating Officer	2019	361,731	382,192	(6)	3,903,908	(7)(8)	—	—	—	4,647,831

Brett Narlinger	2019	501,924	—		2,773,017	(7)	—	—	—	3,274,941
Former Chief Revenue Officer	2018	440,000	—		2,586,357	(7)(9)	—	660,000	—	3,686,357
	2017	440,000	—		2,545,193	(7)	—	660,000	—	3,645,193
_____________

(1)
Mr. Streit and Mr. Shifke retired and Mr. Narlinger resigned, in each case, effective December 31, 2019. Mr. Strub was appointed Chief Operating Officer and Mr. Archer ceased to serve in that role, in each case, effective February 25, 2019. Mr Strub resigned effective April 20, 2020.

(2)
For prior fiscal years, this column reflects base salary earned. For fiscal year 2019, this column reflects (i) base salary and (ii) accrued and unused vacation paid to Mr. Streit, Mr. Shifke and Mr. Narlinger in connection with their retirement or termination of employment, as applicable, as set forth in the table below.

Name	Base Salary ($)	Payout of Accrued and Unused Vacation ($)
Steven W. Streit	750,000	144,232
Mark L. Shifke	475,000	73,077
Kuan Archer	475,000	—
Rob Strub	361,731*	—
Brett Narlinger	450,000	51,924
*Amount reflects Mr. Strub’s pro-rated base salary from February 25, 2019 through December 31, 2019.

(3)
The amounts in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards of PRSUs and RSUs granted during the applicable period, as discussed in Note 12 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2019 and as more fully described below in footnotes 7, 8 and 9.

(4)	See the “Grants of Plan-Based Awards - 2019” table below for information on awards made under our 2019 Executive Officer Incentive Bonus Plans.

(5)	The amounts in this column reflect Company contributions to the named executed officer's 401(k) or other retirement plan.

(6)	Amount reflects a discretionary cash bonus paid to Mr. Strub.

(7)
Except as indicated in footnotes 8 and 9, this amount represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of PRSUs awarded during the applicable period. The performance conditions for Mr. Streit's PRSUs differed from those for the PRSUs granted to other NEOs, resulting in the application of different methodologies to determine the grant date fair value for each award in accordance with FASB ASC Topic 718. The PRSUs awarded to Mr. Streit are earned based on a three-year performance period from January 1, 2019 to December 31, 2021 for the 2019 PRSUs, January 1, 2018 to December 31, 2020 for the 2018 PRSUs and from January 1, 2017 to December 31, 2019 for the 2017 PRSUs. 0% to 200% (150% in the case of Mr. Streit’s 2018 and 2017 PRSUs) of the target shares are eligible to be earned at the end of the performance period depending on the total stockholder return ("TSR") achieved relative to the companies comprising the S&P SmallCap 600 index. The TSR performance condition of Mr. Streit's PRSUs constitutes a "market condition" under FASB ASC Topic 718. The full grant date fair value of Mr. Streit's PRSUs was determined using a Monte Carlo simulation option pricing model (“Monte Carlo model”) on the date the PRSUs were awarded. The NEOs other than the CEO (the “Other NEOs”) were awarded PRSUs in 2019, 2018 and 2017 that are earned based on achieving a non-GAAP EPS-based goal and the fair value of these awards was based on the grant date fair market value of our Class A common stock, including the incremental fair value resulting from modifying the EPS-based goals on June 6, 2019. The Other NEOs were also awarded PRSUs in 2019 that are earned based on achieving a 2019 revenue target and the fair value of these awards was based on the grant date fair market value of our Class A common stock.
The table below sets forth the (x) grant date fair value of, and significant inputs and assumptions used in the Monte Carlo model used for, Mr. Streit’s PRSUs and (y) the grant date fair value for the PRSUs awarded to our other NEOs based upon (i) the probable outcome of the performance-related component as of the grant date, and (ii) achieving the maximum level of performance under the performance-related component as of the grant date. While the PRSUs for both Mr. Streit and other NEOs have the same grant date, the grant date fair value differs on a per share basis because they were derived under different fair value methodologies consistent with FASB ASC Topic 718.

Name	Fiscal Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($)		Maximum Outcome of Performance Conditions Grant Date Fair Value ($)	Market-Related Component Grant Date Fair Value ($)	Grant Date	Grant Date Fair Value ($)	Volatility (%)	Risk-Free Interest Rate (%)
Steven W. Streit	2019	—		—	4,175,789	03/13/19	43.77	31.2	2.4
	2018	—		—	3,628,655	03/14/18	77.93	35.29	2.38
	2017	—		—	2,936,857	03/30/17	43.07	41.94	1.48
Mark L. Shifke	2019	497,884		746,826	—	06/06/19	—	—	—
	2019	1,396,009	*	2,094,012	—	04/05/19	—	—	—
	2018	899,549		1,349,323	—	03/14/18	—	—	—
	2017	699,989		1,049,983	—	03/30/17	—	—	—
Kuan Archer	2019	497,884		746,826	—	06/06/19	—	—	—
	2019	1,396,009	*	2,094,012	—	04/05/19	—	—	—
	2018	899,549		1,349,323	—	03/14/18	—	—	—
	2017	4,861,239		7,291,858	—	03/30/17	—	—	—
Rob Strub	2019	471,710		707,565	—	06/06/19	—	—	—
	2019	644,298	*	966,447	—	04/05/19	—	—	—
Brett Narlinger	2019	471,710		707,565	—	06/06/19	—	—	—
	2019	1,288,657	*	1,932,986	—	04/05/19	—	—	—
	2018	799,607		1,199,410	—	03/14/18	—	—	—
	2017	619,993		929,989	—	03/30/17	—	—	—

*The PRSUs granted to the Other NEOs on April 5, 2019, which vested based on a non-GAAP EPS-based goal, were modified on June 6, 2019. The table below sets forth (i) the initial grant date fair value and (ii) the incremental fair value of the modified awards. The resulting increase in compensation relates to accounting charges resulting from the modification of the NEOs’ PRSUs, and not an increase in the realizable value of the awards.

Name	Initial Grant Date Fair Value ($)	Incremental Grant Date Fair Value ($)
Mark L. Shifke	1,396,009	1,097,009
Kuan Archer	1,396,009	1,097,009
Rob Strub	644,297	506,301
Brett Narlinger	1,288,657	1,012,650

(8)	Includes the aggregate grant date fair value of $2,281,600 for a total of 60,000 time-based RSUs that were granted in 2019.

(9)	Includes the grant date fair value of $1,786,750 for 25,000 time-based RSUs that were granted in 2018.

The following table provides information regarding potential cash incentives paid or payable for the year ended December 31, 2019 under our performance-based, non-equity incentive plan, and each stock-based award granted to a NEO during 2019.
Grants of Plan-Based Awards - 2019

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Shares Underlying Option Awards (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(2)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Steven W. Streit	N/A(1)	469,000	938,000	1,407,000	—	—	—	—	—	—	—
	03/13/19(2)	—	—	—	4,770	95,403	190,806	—	—	—	4,175,789
	06/06/19(3)	—	—	—	10,100	20,200	30,300	—	—	—	982,370
Mark L. Shifke	N/A(1)	237,500	475,000	712,500	—	—	—	—	—	—	—
	04/05/19(2)	—	—	—	11,275	22,549	33,824	—	—	—	1,396,009
	06/06/19(3)	—	—	—	11,275	22,549	33,824	—	—	—	1,097,009
	06/06/19(4)	—	—	—	5,117	10,234	15,351	—	—	—	497,884
Kuan Archer	N/A(1)	237,500	475,000	712,500	—	—	—	—	—	—	—
	04/05/19(2)	—	—	—	11,275	22,549	33,824	—	—	—	1,396,009
	06/06/19(3)	—	—	—	11,275	22,549	33,824	—	—	—	1,097,009
	06/06/19(4)	—	—	—	5,117	10,234	15,351	—	—	—	497,884
Rob Strub	N/A(1)	225,000	450,000	675,000	—	—	—	—	—	—	—
	03/01/19(5)	—	—	—	—	—	—	20,000	—	—	1,275,200
	04/05/19(2)	—	—	—	5,204	10,407	15,611	—	—	—	644,297
	06/06/19(3)	—	—	—	5,204	10,407	15,611	—	—	—	506,301
	06/06/19(4)	—	—	—	3,232	9,696	14,544	—	—	—	471,710
	12/11/19(5)	—	—	—	—	—	—	40,000	—	—	1,006,400
Brett Narlinger	N/A(1)	225,000	450,000	675,000	—	—	—	—	—	—	—
	04/05/19(2)	—	—	—	10,408	20,815	31,223	—	—	—	1,288,657
	06/06/19(3)	—	—	—	10,408	20,815	31,223	—	—	—	1,012,650
	06/06/19(4)	—	—	—	4,848	9,696	14,544	—	—	—	471,710
_____________

(1)
Represents possible cash incentive awards under our 2019 Executive Officer Incentive Bonus Plan upon our achievement of annual revenue goal. Under the terms of the plan, the actual award could range from 50% of the NEOs' target cash incentive amounts if the company’s annual revenue performance goal is achieved at the 97% level, to 150% of those amounts if the revenue goal is achieved at the 102.5% level. Cash incentives earned for 2019 performance are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(2)
Represents awards of PRSUs. The shares underlying these awards will vest, if earned, at the end of a three-year performance period for the CEO, and, for the Other NEOs, 25% of the shares earned, if any, will vest at the end of a one-year performance period, and the remaining 75% will vest in equal installments on each of the three anniversaries of the end of the performance period. For additional detail regarding the vesting terms of these PRSUs, see “Long-Term Equity-Based Awards” in the Compensation Discussion and Analysis above. For additional detail on the grant date fair value, see footnotes 3 and 7 to the Summary Compensation Table above.

(3)
Represents the incremental fair value of PRSUs, which were granted on April 5, 2019 and modified on June 6, 2019 when the Compensation Committee adjusted the EPS-based goals of these awards, and does not reflect a new grant. The grant date shown is the modification date of these awards. The grant date fair value shown is the incremental fair value of these awards as of the modification date in accordance with FASB ASC Topic 718.

(4)
Represents awards of Short-term Incentive PRSUs. The shares underlying these awards will vest, if earned, on the one-year anniversary of the grant date. For additional detail regarding the vesting terms of these PRSUs, see “2019 Annual Incentive Awards” in the Compensation Discussion and Analysis above. For additional detail on the grant date fair value, see footnotes 3 and 7 to the Summary Compensation Table above.

(5)
Represents RSUs that were granted in 2019, which vest in four equal annual installments on the anniversary of the grant date. For additional detail regarding the vesting terms of these RSUs, see “Off-Cycle Time-based RSU Grants to Rob Strub” in the Compensation Discussion and Analysis above. For additional detail on the grant date fair value, see footnotes 3 and 8 to the Summary Compensation Table above. Mr. Strub forfeited all his outstanding unvested equity awards as of April 20, 2020 upon his departure on such date.

The following table provides information regarding each unexercised stock option or unvested stock awards held by our NEOs as of December 31, 2019.
Outstanding Equity Awards at Fiscal Year End

		Option Awards				Stock Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Grant Date	Exercisable	Unexercisable
Steven W. Streit(3)	—	—	—	—	—	—		—		—	—
Mark L. Shifke	05/08/10	37,500	—	18.56	05/08/20	—		—		—	—
	10/01/12	19,380	—	12.75	10/01/22	—		—		—	—
	02/29/16	—	—	—	—	34,565		805,364		—	—
	03/30/17	—	—	—	—	7,886	(4)	183,744	(6)	—	—
	03/14/18	—	—	—	—	9,978	(5)	232,487	(5)	—	—
	04/05/19	—	—	—	—	13,755	(6)	320,489	(6)	—	—
Kuan Archer	04/03/13	24,188	—	16.34	04/03/23	—		—		—	—
	03/30/17	—	—	—	—	54,761	(4)	1,275,931	(4)	—	—
	03/14/18	—	—	—	—	9,978	(5)	232,487	(5)	—	—
	04/05/19	—	—	—	—	13,755	(6)	320,489	(6)	—	—
Rob Strub(7)	03/01/19	—	—	—	—	20,000		466,000		—	—
	04/05/19	—	—	—	—	6,348	(6)	147,915	(6)	—	—
	12/11/19	—	—	—	—	40,000		932,000		—	—
Brett Narlinger(8)	—	—	—	—	—	—		—		—	—
____________

(1)
For awards granted prior to our initial public offering in July 2010, represents the fair market value of a share of our Class A common stock, as determined by our Board of Directors, on the option's grant date.

(2)
Represents awards of RSUs, including PRSUs that have completed their respective performance periods. Except as otherwise indicated, the shares underlying these awards vest in four equal annual installments on the anniversary of the grant date. The market values of the RSUs are calculated by multiplying the number of shares underlying the RSUs shown in the table by $23.30, the closing price of our shares of Class A common stock on December 31, 2019, the last trading day of 2019.

(3)	Mr. Streit forfeited all his outstanding equity awards at his retirement on December 31, 2019.

(4)
Represents shares earned under PRSUs based on our performance through the end of the one-year performance period (2017). 25% of the shares vested on March 14, 2018 upon certification of the non-GAAP EPS goals under the 2017 PRSUs by the Compensation Committee, 25% of the shares vested on December 31, 2018 and 25% of the shares vested on December 31, 2019, with the remainder to vest on December 31, 2020.

(5)
Represents shares earned under PRSUs based on our performance through the end of the one-year performance period (2018). 25% of the shares vested on February 13, 2019 upon certification of the non-GAAP EPS goals under the 2018 PRSUs by the Compensation Committee and 25% of the shares vested on December 31, 2019, with the remainder to vest in two equal annual installments on each December 31 thereafter.

(6)
Represents shares earned under PRSUs based on our performance through the end of the one-year performance period (2019). 25% of the shares vested on February 11, 2020 upon certification of the non-GAAP EPS goals under the 2019 PRSUs by the Compensation Committee, with the remainder to vest in three equal annual installments on each December 31 thereafter.

(7)	Mr. Strub forfeited all his outstanding unvested equity awards as of April 20, 2020 upon his departure on such date.

(8)	Mr. Narlinger forfeited all his outstanding unvested equity awards upon his departure on December 31, 2019.

The following table provides information concerning the vesting of stock awards for certain of our NEOs during fiscal year 2019. None of our NEOs exercised any stock options in fiscal year 2019.
Option Exercises and Stock Vested - 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven W. Streit	—	—	148,819	11,110,827
Mark L. Shifke	—	—	95,769	5,496,298
Kuan Archer	—	—	89,842	3,184,819
Rob Strub	—	—	—	—
Brett Narlinger	—	—	32,101	1,185,707
Potential Payments upon Termination or Change of Control
Separation and/or Transition Arrangements
During 2019, we entered into transition and/or separation arrangements with Mr. Streit and Mr. Shifke that became effective upon their retirement. We did not enter into any such arrangement with Mr. Narlinger in connection with his departure. In March 2020, we entered into an employment agreement with Mr. Henry, our new President and CEO, that provides for certain severance benefits. All continuing NEOs are employed at will and may be terminated at any time, with or without formal cause.
Steven W. Streit. We entered into a transitional advisory agreement and release of claims with Mr. Streit (the “advisory agreement”). Under this agreement, in addition to the payments and benefits required to be made to Mr. Streit under his employment letter agreement with us, dated September 16, 2016 (which consisted of $140,625 per month over 24 months and continued payment of the applicable COBRA premiums for himself and his eligible dependents for 18 months following retirement), we agreed to pay Mr. Streit $59,375 per month over 24 months resulting in an aggregate monthly fee of $200,000 per month in consideration for (i) continuing to provide advisory services as an independent contractor to us for a period of two years and (ii) (a) not competing with us, (b) not soliciting our clients or customers, and (c) not soliciting our employees, in each case, as defined in the advisory agreement for the duration of the two-year advisory period and with respect to (c), for an additional one-year period following the two-year advisory period. In addition, pursuant to the advisory agreement, Mr. Streit agreed to forfeit any equity awards that were outstanding as of his retirement.
If we terminate his services under the advisory agreement prior to the end of the two-year period for any reason, Mr. Streit will continue to receive payment of (i) any then-unearned portion of the monthly fee payable with respect to the balance of the two-year period and (ii) the COBRA premiums payable with respect to the balance of the 18-month period, in each case, in accordance with the original payment schedule had Mr. Streit continued to provide services under the advisory agreement.
Mark L. Shifke. In July 15, 2019, we entered into an amended and restated employment agreement with Mr. Shifke. The amended and restated employment agreement provides the following benefits in connection with a qualifying termination (as defined in the amended and restated employment agreement): (i) continued payment of his base salary for 12 months, (ii) continued vesting in any awards granted before January 1, 2018, with the settlement or payout of these awards to be made in accordance with the applicable vesting schedule pertaining to such awards, and (iii) Mr. Shifke’s early eligibility to continue to vest in any awards granted after January 1, 2018, with the settlement or payout of these awards to be made in accordance with the applicable vesting schedule pertaining to such awards, pursuant to the company’s Retirement Policy, subject to Mr. Shifke signing a general release of claims in favor of us and complying with certain other requirements. In addition, in order to receive the benefits described above, Mr. Shifke must make himself available to provide consulting services through the one-year anniversary of his termination of employment, unless the company elects to terminate the consulting relationship. If Mr. Shifke terminates the consulting relationship during the one-year consulting period, he will forfeit the cash severance and vesting benefits under (i) and (ii). The vesting benefits under (iii) are conditioned on Mr. Shifke not competing (as defined in the company’s Retirement Policy) with us. In connection with Mr. Shifke’s retirement on December 31, 2019, he executed a general release of claims in favor of the company and the Compensation Committee determined that Mr. Shifke’s retirement constituted a qualifying termination under the amended and restated employment agreement, enabling him to receive the benefits thereunder. Under the terms of the amended and restated employment agreement, Mr. Shifke was also eligible to earn an annual bonus under the 2019 Executive Officer Incentive Bonus Plan; however, because 2019 adjusted EBITDA and annual non-GAAP revenue was below the required threshold amounts necessary to earn a bonus, Mr. Shifke did not earn a bonus for 2019.
Brett Narlinger. Under our offer letter with Mr. Narlinger, if we terminated his employment without cause (as defined in his offer letter), he would receive twelve months of his then-current base salary plus a pro-rated portion of his annual target cash incentive that would be earned based on actual performance, subject to his delivery of a release of claims in favor of us. However, because Mr. Narlinger resigned, he was not entitled to receive any of the severance benefits under his offer letter.
Mr. Archer and Mr. Strub do not have any contractual severance rights. Mr. Strub resigned effective April 20, 2020 and did not receive any severance benefits.
Dan R. Henry. In March 2020, we entered into an employment agreement with Mr. Henry, our new President and CEO. Under this employment agreement, in the event Mr. Henry’s employment is terminated by us without “cause” or by Mr. Henry for “good reason” (in each case, as defined in the employment agreement), Mr. Henry will be entitled, subject to his execution and non-revocation of a release of claims, to the following: (i) a prorated bonus for the year of termination, based on target performance, (ii) a lump sum payment equal to one times, or if such termination is in connection with a Corporate Transaction (as defined in the 2010 Equity Incentive Plan), one and one-half (1 ½) times, the sum of Mr. Henry’s then-current base salary plus target annual bonus opportunity, (iii) a lump sum payment equal to one year, or if such termination is in connection with a Corporate Transaction, two years, of COBRA premium costs, (iv) deemed satisfaction of the service vesting conditions applicable to any outstanding RSUs, PRSUs or PSOs granted as inducement awards that would have become service-vested within 12 months after such termination, assuming monthly vesting for the RSUs and PSUs, subject in the case of the PRSUs or PSOs, to achievement of applicable performance conditions within 12 months after such termination, provided that if such termination is in connection with corporate transaction, such service-vesting for the PRSUs will be deemed satisfied in full and such performance conditions applicable to the PRSUs will be deemed achieved at the greater of actual or target performance; and (v) the right to exercise his vested PSOs for two years after termination. A qualifying termination of employment that occurs within 60 days before or two years after a Corporate Transaction will be deemed to be in connection with a Corporate Transaction for purposes of the above.
The employment agreement also provides that, if compensation and benefits payable would be subject to Sections 280G and 4999 of the Code, such amounts would be reduced to the extent such reduction would place Mr. Henry in a better net after-tax position.
The following table summarizes the approximate value of the benefits Mr. Streit and Mr. Shifke will receive in connection with their retirement. The value of Mr. Shifke’s continued vesting benefits are based upon the closing price for a share of our Class A common stock of $23.30 on December 31, 2019, the last trading day of 2019, and assumes that the closing price for a share of our Class A common stock remains constant on each subsequent vesting date. The actual value received upon continued vesting of the RSUs/PRSUs will depend on the value of our Class A common stock on the applicable vesting date and may be higher or lower than the value stated herein.

Name	Severance Pay ($)	COBRA Premiums ($)	Continued RSU/PRSU Vesting ($) (1)
Steven W. Streit	4,800,000 (2)	36,752 (3)	—
Mark L. Shifke	475,000 (4)	—	1,542,085 (5)
_____________

(1)	Amount reflects the number of shares subject to unvested PRSUs and RSUs as of December 31, 2019; PRSUs granted in 2019 reflect payout at 61%.

(2)	Amount reflects 24 months of Mr. Streit’s monthly advisory fee.

(3)	Amount reflects 18 months of COBRA premiums.

(4)	Amount reflects 12 months of Mr. Shifke’s base salary.

(5)
Amount reflects unvested shares subject to Mr. Shifke’s RSUs and PRSUs that will continue to vest, with the settlement or payout of these awards to be made in accordance with the applicable vesting schedule pertaining to such awards.

Change in Control Arrangements
Under our Corporate Transaction Policy, all our employees, including our executive officers, are entitled to 100% acceleration of vesting of all their outstanding and unvested equity awards in the event of qualifying termination in connection with a change in control of our company (i.e., "double-trigger" acceleration) conditioned upon the employee's delivery of a release of claims in our favor. For purposes of the policy, any outstanding and unvested performance-based equity awards will accelerate at "target" or if no target is specified, any and all outstanding shares still subject to the award will accelerate. The Corporate Transaction Policy does not provide for any “golden parachute” tax gross-up. The following table summarizes the acceleration value of the outstanding equity awards held by each NEO, whose employment did not terminate on December 31, 2019, assuming a qualifying termination in connection with a change in control of our company on December 31, 2019, the last business day of 2019. Values are based upon the closing price for a share of our Class A common stock of $23.30 on December 31, 2019, the last trading day and last business day of 2019.

Name	Accelerated PRSU/RSU Vesting ($) (1)
Kuan Archer	1,828,908
Rob Strub(2)	1,545,915
_____________

(1)	Amount reflects the number of shares that would be issued at the target payout levels (100% of target) for the performance-based equity awards granted in 2017, 2018 and 2019.

(2)	Mr. Strub forfeited all his outstanding unvested equity awards as of April 20, 2020 upon his departure on such date.
In addition, each applicable NEO’s PRSU awards provide that in the event of a change in control, any unearned PRSUs for which performance has not been determined will convert to time-based RSUs covering the target number of shares, and such RSUs will continue to vest based on achievement of the existing service requirements.
The following table summarizes the value of each applicable NEO’s PRSU awards in the event of a change in control of our company on December 31, 2019 that does not result in a qualifying termination assuming that the closing price for a share of our Class A common stock of $23.30 on December 31, 2019 remains constant on each subsequent vesting date. The actual value received upon continued vesting of the RSUs/PRSUs will depend on the value of our Class A common stock on the vesting date and may be higher or lower than the value stated herein.

Name	Continued Vesting of PRSUs ($)(1)
Kuan Archer	1,828,908
Rob Strub(2)	147,915
_____________

(1)
Amount reflects the number of shares that would be issued at the target payout levels (100% of target) for the performance-based equity awards granted in 2017, 2018 and 2019 for which performance was not determined as of December 31, 2019.

(2)	Mr. Strub forfeited all his outstanding unvested equity awards as of April 20, 2020 upon his departure on such date.
Retirement Policy
Our Retirement Policy for Equity Awards, which applies to all employees, provides for vesting of equity awards granted after January 1, 2018 in connection with a qualifying retirement, with the settlement or payout of those awards to be made in accordance with the applicable vesting schedule pertaining to such awards. A qualifying retirement under the policy includes an employee that: (i) has attained the age of 55, (ii) has been continuously employed by us for at least 10 years prior to the date of the qualifying retirement, (iii) is not terminable by us for cause (as defined in the policy), and (iv) is not competing (as defined in the policy) with us. For purposes of the policy, any outstanding and unvested performance-based equity awards will remain outstanding until our Compensation Committee determines in the normal course (as if no qualifying retirement occurred) whether and to the extent, the performance criteria is achieved, and will become 100% vested to the extent our Compensation Committee determines such awards are earned, and, in general, with the settlement our payout of those awards to be made in accordance with the applicable vesting schedule pertaining to such awards.
As of December 31, 2019, no continuing NEOs are retirement eligible.

CEO Pay Ratio Disclosure
Our estimated CEO to median employee pay ratio for 2019 is 62:1 and was calculated in a manner consistent with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below. As disclosed in the Summary Compensation Table on page 63 above, the annual total compensation for 2019 for our CEO was $6,052,751. The annual total compensation for our median employee for 2019 was $102,037. In selecting the median employee under Item 402(u), reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee may not be directly comparable to similar disclosure by other reporting companies.
Calculation Methodology
For 2019, we elected to identify a new median employee. We identified the employee with annual total compensation at the median of the compensation of all of our employees (the “median employee”) by considering our employee population as of December 31, 2019 (the “employee population determination date”). We considered all individuals, excluding our CEO, who were employed by us (including our consolidated subsidiaries) on the employee population determination date, whether employed in the United States or outside the United States, or on a full-time, part-time, seasonal or temporary basis, including employees on a leave of absence. Contractors and other non-employees were not included in our employee population. As of December 31, 2019, our employee population consisted of 1,212 employees.
Compensation for purposes of identifying the median employee included the following: (1) base salary paid between January 1, 2019 and December 31, 2019 (annualized for permanent employees who joined after January 1, 2019), (2) actual cash incentive compensation paid between January 1, 2019 and December 31, 2019, and (3) the grant date fair value of equity awards granted between January 1, 2019 and December 31, 2019, calculated using the same methodology we use for our NEOs in our Summary Compensation Table, which reflects all new hire and annual equity awards granted in 2019 to our employees who were employed as of the employee population determination date. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using exchange rates in effect as of December 31, 2019 as provided in our system of record for compensation information. We did not make any cost-of-living adjustments for employees outside of the United States. We believe our methodology represents a consistently applied compensation measure because it strikes a balance in terms of administrative burden while consistently treating all the primary compensation components for our worldwide workforce and capturing a full year of each of such primary compensation components.
After identifying the median employee based on the methodology above, we calculated the annual total compensation for such median employee using the same methodology we use to calculate the amount reported for our NEOs in the “Total” column of the Summary Compensation Table.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS
From January 1, 2019 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a participant and in which any director, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, other than as described below and except for payments set forth under “Executive Compensation” or Proposal No. 1, “Election of Directors - Director Compensation” above.
Review, Approval or Ratification of Transactions with Related Parties
We have adopted a written related-party transactions policy which sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” Our Audit Committee reviews transactions that may be “related person transactions,” which are transactions between us and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any executive officer, director, nominee for director or stockholder of ours holding more than 5% of any class of our voting securities, in each case since the beginning of the previous fiscal year, and their immediate family members.
Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions, arrangements or relationships need not be approved by our Audit Committee pursuant to the policy:

•	employment by us of an executive officer if:

•	the related compensation is required to be reported in our proxy statement, or

•
the executive officer is not an immediate family member of another of our executive officers or directors, the related compensation would be reported in our proxy statement if the executive officer were a “named executive officer,” and our Compensation Committee approved or recommended that our Board of Directors approve the compensation;

•	any compensation paid to a director if the compensation is required to be reported in our proxy statement;

•
any transaction where the related person’s interest arises solely from the ownership of our Class A common stock and all holders of our Class A common stock received the same benefit on a pro-rata basis;

•	any transaction where the rates or charges involved are determined by competitive bids;

•	any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or government authority;

•	any transaction involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

•
any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than as an executive officer);

•
any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person is a trustee, director or executive officer, if the aggregate amount involved in any fiscal year does not exceed $120,000;

•	any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•	ordinary course business travel expenses, advances and reimbursements; and

•	any indemnification payments made pursuant to our insurance policies, certificate of incorporation or bylaws or as otherwise approved by our Board of Directors.
Under the policy, members of our legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to our Audit Committee. In addition, transactions may be identified through our code of business conduct and ethics or our other policies and procedures and reported to the Audit Committee. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, reject, rescind or take other action with respect to the transaction.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of Green Dot's Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Audit Committee has reviewed and discussed with Green Dot’s management and Ernst & Young LLP the audited consolidated financial statements of Green Dot contained in Green Dot’s annual report on Form 10-K for the year ended December 31, 2019. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable auditing standards.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from Green Dot.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Green Dot’s annual report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
J. Chris Brewster, Chair (except from January 2020 to April 2020)
Rajeev V. Date
Saturnino Fanlo
George T. Shaheen

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Green Dot’s bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice in writing to the Corporate Secretary at Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, CA 91107, Attn: Corporate Secretary.
 To be timely for the 2021 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Green Dot not earlier than 5:00 p.m. Pacific Time on February 24, 2021 and not later than 5:00 p.m. Pacific Time on March 26, 2021. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Green Dot’s bylaws.
 Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Green Dot’s 2021 Annual Meeting of Stockholders must be received by us not later than December 30, 2020 in order to be considered for inclusion in Green Dot’s proxy materials for that meeting.
For nominees submitted for inclusion in our proxy materials pursuant to the proxy access provisions of our Bylaws, the nomination notice and other materials required by these provisions must be delivered or mailed to and received by our Corporate Secretary in writing at the address listed above between November 30, 2020 and December 30, 2020 (or, if the 2021 Annual Meeting of Stockholders is called for a date that is not within 30 calendar days of the anniversary of the date of the 2020 Annual Meeting of Stockholders, by the later of the close of business on the date that is 180 days prior to the date of the 2020 Annual Meeting of Stockholders or within 10 calendar days after our public announcement of the date of the 2021 Annual Meeting of Stockholders). When submitting nominees for inclusion in our proxy materials pursuant to the proxy access provisions of our Bylaws, stockholders must follow the notice procedures and provide the information required by our Bylaws.
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires Green Dot's directors, executive officers and any persons who own more than 10% of Green Dot's Class A common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Green Dot with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Green Dot and written representations from the directors and executive officers, Green Dot believes that all Section 16(a) filing requirements were timely met in 2019, with the exception of the following report that was filed late: Rob Strub's Form 4 reporting his RSU award of 40,000 shares of Class A Common Stock on December 11, 2019.
Available Information
Green Dot will mail without charge, upon written request, a copy of Green Dot's annual report on Form 10-K for the year ended December 31, 2019, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Green Dot Corporation
3465 East Foothill Blvd
Pasadena, CA 91107
Attn: Investor Relations
The Annual Report is also available at http://ir.greendot.com, by clicking on "Annual Reports," under "Financial Information".
“Householding” - Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are Green Dot stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, Green Dot will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call Green Dot’s Investor Relations department at 3465 East Foothill Blvd., Pasadena, CA 91107, Attn: Investor Relations, telephone number (626) 765-2427.
Any stockholders who share the same address and currently receive multiple copies of Green Dot’s Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Green Dot’s Investor Relations department at the address or telephone number listed above.
OTHER MATTERS
The Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A - 2010 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

GREEN DOT CORPORATION
2010 EQUITY INCENTIVE PLAN
As Adopted June 4, 2010
And as Thereafter Amended
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.SHARES SUBJECT TO THE PLAN.
2.1    Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof 16,970,4711 Shares are available for grant and issuance under the Plan.
2.2    Lapsed, Returned Awards. Except as otherwise may be provided for herein, Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. The full number of Shares subject to a SAR granted under the Plan that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such SAR. Shares used to pay the exercise price of an Award, to satisfy the tax withholding obligations related to an Award and Shares repurchased on the open market with the proceeds of an Option exercise will not become available for future grant or sale under the Plan. The Shares available for issuance under the Plan may be authorized and issued Shares or treasury Shares. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3    Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4    Limitations. No more than 25,000,000 Shares shall be issued pursuant to the exercise of ISOs.
2.5    Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3.1 and (f) the number of Shares that are granted as Awards to Non-Employee Directors pursuant to Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
________________________________
1 Adjusted to reflect (i) the authorization of 1,255,571, 1,063,248, 1,079,831 and 1,131,821additional Shares as of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014, respectively, pursuant to Section 2.4 of the Plan prior to its amendment in May 2014; (ii) the authorization of 3,400,000 Shares for issuance under the Plan approved by the Company's stockholders in May 2014; (iii) the authorization of 2,790,000 additional Shares for issuance under the Plan approved by the Company’s stockholders in May 2017; and (iv) the authorization of 4,250,000 additional Shares for issuance under the Plan approved by the Company’s stockholders in June 2020.

3.ELIGIBILITY AND MINIMUM VESTING.
3.1    ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than two million (2,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of four million (4,000,000) Shares in the calendar year in which they commence their employment.
3.2    All Awards granted under the Plan after the Company’s 2017 Annual Meeting of Stockholders must be subject to a minimum one-year vesting period following grant, with no portion of any Award vesting prior to the end of such one-year vesting period; provided, however, that up to 5% of the Shares available for future distribution under this Plan immediately following the 2020 Annual Meeting may be granted pursuant to Awards without such minimum vesting requirement and such requirement shall not prevent the acceleration of vesting pursuant to Sections 4 and 21 hereof or under policies or contracts that provide for acceleration of vesting in connection with a Corporate Transaction or termination of employment or services. In addition, any awards assumed or substituted in connection with an acquisition and awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) shall not be subject to this minimum vesting requirement.
3.3    With respect to Awards granted under the Plan after the Company’s 2020 Annual Meeting of Stockholders, in the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Parent or Subsidiary of the Company is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Company has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
4.ADMINISTRATION.
4.1    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a)construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)select persons to receive Awards;
(d)determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)determine the number of Shares or other consideration subject to Awards;
(f)determine the Fair Market Value in good faith, if necessary;
(g)determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h)grant waivers of Plan or Award conditions;

(i)determine the vesting, exercisability and payment of Awards;
(j)correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)determine whether an Award has been earned;
(l)determine the terms and conditions of any, and to institute any Exchange Program;
(m)reduce or waive any criteria with respect to Performance Factors;
(n)adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships; and
(o)make all other determinations necessary or advisable for the administration of this Plan.
4.2    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3    Administration of Awards Subject to Performance Factors. The Committee will, in its sole discretion, determine the Performance Factors applicable to any Award (including any adjustment(s) thereto that will be applied in determining the achievement of such Performance Factors) on or prior to the Determination Date. As determined by the Committee, to the extent applicable, the Performance Factors may be based on GAAP or non-GAAP results, and may be on an individual, divisional, business unit or Company-wide basis. The Performance Factors may differ from Participant to Participant and from Award to Award. The Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned (which may be by approval of the minutes in which the certification was made).
4.4    Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.5    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
5.OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
5.1    Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3    Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11. Payment for the Shares purchased must be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company. The Exercise Price of a NQSO may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
5.5    Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6    Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):
(a)If the Participant is Terminated for any reason except for the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.
(b)If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(c)If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.
5.7    Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8    Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9    Modification, Extension or Renewal. Subject to Section 409A of the Code, the Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10    No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6.RESTRICTED STOCK AWARDS.
6.1    Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.2    Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.3    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, the Award Agreement and in accordance with any procedures established by the Company.
6.4    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.5    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
7.STOCK BONUS AWARDS.
7.1    Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.2    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.3    Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.4    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
8.STOCK APPRECIATION RIGHTS.
8.1    Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.2    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.3    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.4    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
8.5    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
9.RESTRICTED STOCK UNITS.
9.1    Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.2    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any

Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.3    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
10.PERFORMANCE SHARES.
10.1    Awards of Performance Shares. A Performance Share Award is an award to a Participant denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to an Award Agreement.
10.2    Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each award of Performance Shares. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria.
10.3    Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.
10.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
11.PAYMENT FOR SHARE PURCHASES.
Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)by cancellation of indebtedness of the Company to the Participant;
(b)by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c)by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;
(d)by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e)by any combination of the foregoing; or
(f)by any other method of payment as is permitted by applicable law.

12.GRANTS TO NON-EMPLOYEE DIRECTORS.
12.1    Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The maximum number of Shares subject to Awards granted during a single calendar year under this Plan, taken together with any cash fees paid during such calendar year for services as a Non-Employee Director, will not exceed $750,000 in total value for any Non-Employee Director (calculating the value of any such Awards based on the grant date fair value of such Awards for financial statement reporting purposes). Such applicable limit will include the value of any Awards that are received in lieu of all or a portion of any cash retainers or fees payable for services as a Non-Employee Director under a policy adopted by the Board or otherwise.
12.2    Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.3    Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
13.WITHHOLDING TAXES.
13.1    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.
13.2    Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
14.TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that in no event may any Award be transferred for consideration to a third-party financial institution.
15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1    Stockholder and Dividend Rights. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. Any Participant who holds Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided however, that in the case of any unvested Award or unvested portion thereof (including but not limited to unvested shares of Restricted Stock), the Participant shall not be entitled to any dividends and other distributions paid or distributed by the Company on an equivalent number of vested Shares. Notwithstanding the foregoing, at the Committee’s discretion, such Participant may be credited with dividends and other distributions in the case of any unvested Award or unvested portion thereof (including but not limited to unvested shares of Restricted Stock), provided that such dividends and other distributions shall be paid or distributed to the Participant only if, when and to the extent such Shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested Award or unvested portion thereof that does not vest shall be forfeited.
15.2    Dividend Equivalent Rights. Subject to applicable law, the Committee in its sole discretion may credit to each Participant who holds an Award other than Restricted Stock, Options and SARs, in the form of dividend equivalents or otherwise, an amount equal to the value of all dividends and other distributions (whether in cash or other property) paid or distributed by the Company on an equivalent number of Shares; provided, however, that such Participant will not be paid any dividends or other distributions (or any related earnings or interest on such dividends or distributions, if the Committee in its sole discretion provides for such payments) only if, when and to the extent that the underlying Award vests. The value of dividends or other distributions (or any related earnings or interest, if applicable) payable with respect any Award or any portion thereof that does not vest shall be forfeited. For the avoidance of doubt, no dividend equivalents or otherwise may be credited with respect to Options and SARs.
15.3    Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.CERTIFICATES AND BOOK ENTRIES. All certificates or book entries for Shares or other securities delivered under this Plan will be subject to such stop transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
17.ESCROW; PROHIBITION ON LOANS. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit with the Company or an agent designated by the Company (or place under the control of the Company or its designated agent) all certificates or book entries representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, for the purpose of holding in escrow (or controlling) such certificates or book entries until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates or note in the Company’s direct registration system for stock issuance and transfer such restrictions and accompanying legends with respect to the book entries. No Participant will be permitted to execute a promissory note as partial or full consideration for the purchase of Shares.
18.STOCKHOLDER APPROVAL OF EXCHANGE PROGRAM. Only with prior stockholder approval may the Committee implement an Exchange Program. For the avoidance of doubt, the Committee may not authorize the Company without prior stockholder approval to reprice Options or SARs or pay cash or issue new Awards in exchange for the surrender and cancellation of outstanding Awards.
19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates or establish book entries for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.
21.CORPORATE TRANSACTIONS.
21.1    Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine; the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with a Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
21.2    Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.
21.3    Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate on April 27, 2030. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.
23.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
24.NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
25.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.
26.OTHER POLICIES. Each Award may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of equity awards. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.
27.ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY.  All Awards granted after adoption of the Company’s Compensation Recovery Policy (the “Policy”) and subject to applicable law, shall be subject to clawback or recoupment pursuant to the Policy or any other compensation clawback or recoupment policy that may be adopted by the Board (or its Compensation Committee) from time to time thereafter or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards. In addition, solely with respect to Awards granted after June 9, 2020, if a Participant’s employment is terminated for Cause, all the Participant’s outstanding Awards will terminate and the

Committee may in its sole discretion require such Participant to reimburse the Company for all or a portion of any Award that was settled in cash or Shares after the event giving rise to Cause first occurred.
28.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
“Board” means the Board of Directors of the Company.
“Cause” means any of the following: (i) a Participant’s conviction of or plea of nolo contendere to a felony; (ii) an act by a Participant which constitutes gross misconduct in the performance of the Participant’s employment obligations and duties; (iii) a Participant’s act of fraud against the Company or any of its Subsidiaries; (iv) a Participant’s theft or misappropriation of property (including without limitation intellectual property) of the Company or its Subsidiaries; (v) a material breach by a Participant of any confidentiality agreement with, or duties of confidentiality to, the Company or any of its Subsidiaries that involves the Participant’s wrongful disclosure of material confidential or proprietary information (including without limitation trade secrets or other intellectual property) of the Company or of any of its Subsidiaries; (vi) a Participant’s public disparagement of the Company, its Subsidiaries, its business, its employees or board members; and (vii) a Participant’s continued material violation of the Participant’s employment obligations and duties to the Company or a Subsidiary (other than due to the Participant’s death or Disability) after the Company or the Subsidiary has delivered to the Participant a written notice of such violation that describes the basis for the Company or Subsidiary’s belief that such violation has occurred and the Participant has not substantially cured such violation within thirty (30) calendar days after such written notice is given by the Company or Subsidiary. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant.
“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
“Company” means Green Dot Corporation, or any successor corporation.
“Common Stock” means the Class A common stock of the Company.
“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
“Determination Date” means any time when the achievement of the Performance Factors associated with the applicable Performance Period remains substantially uncertain; provided, however, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such Performance Factors shall be deemed to be substantially uncertain.
“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
“Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).
“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;
(b)if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;
(c)in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
(d)if none of the foregoing is applicable, by the Board or the Committee in good faith.
“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
“Option” means an award of an option to purchase Shares pursuant to Section 5.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who holds an Award under this Plan.
“Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies and whether or not computed in accordance with generally accepted accounting principles) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	Net revenue (non-GAAP or GAAP) and/or net revenue growth (non-GAAP or GAAP);

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total stockholder return and/or total stockholder return growth;

•	Return on equity;

•	Return on invested capital;

•	Return on assets;

•	Cash flow;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Control of expenses;

•	Cost of goods sold;

•	Profit margin;

•	Stock price;

•	Debt or debt-to-equity;

•	Gross dollar volume;

•	Active accounts;

•	Purchase volume;

•	Cash transfers;

•	Tax refunds;

•	Liquidity;

•	Intellectual property (e.g., patents)/product development;

•	Mergers and acquisitions or divestitures;

•	Individual business objectives;

•	Company specific operational metrics; and

•	Any other factor (such as individual business objectives or unit-specific operational metrics) the Committee so designates.
“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.
“Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan.
“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
“Plan” means this Green Dot Corporation 2010 Equity Incentive Plan.
“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock and any successor security.
“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.
“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

GREEN DOT CORPORATION

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Proxy Card for 2020 Annual Meeting of Stockholders

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and a vote FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominees:

Nominee	For	Against	Abstain
01 - Kenneth C. Aldrich	☐	☐	☐
02 - J. Chris Brewster	☐	☐	☐
03 - Glinda Bridgforth Hodges	☐	☐	☐
04 - Rajeev V. Date	☐	☐	☐
05 - Saturnino Fanlo	☐	☐	☐
06 - William I Jacobs	☐	☐	☐
07 - Dan R. Henry	☐	☐	☐
08 - Jeffrey B. Osher	☐	☐	☐
09 - Ellen Richey	☐	☐	☐
10 - George T. Shaheen	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as Green Dot's independent registered public accounting firm for 2020.	☐	☐	☐
3. Advisory approval of executive compensation.	☐	☐	☐
4. Amendment and restatement of Green Dot's 2010 Equity Incentive Plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

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Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and the 2019 Annual Report for Green Dot Corporation are available at http://www.envisionreports.com/GDOT.

The 2020 Annual Meeting of Stockholders of Green Dot Corporation will be held on Tuesday, June 9, 2020 at 1:00 p.m. Pacific Time, virtually via the internet at www.meetingcenter.io/291372780.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

The undersigned hereby appoints Dan R. Henry, Jess Unruh, and John C. Ricci and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of Class A Common Stock of Green Dot Corporation that the undersigned is entitled to vote, as specified on the opposite side of this Proxy, at the 2020 Annual Meeting of Stockholders of Green Dot Corporation to be held virtually online on Tuesday June 9, 2020 at 1:00 p.m. Pacific Time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14A-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. IF NO SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND VOTED FOR PROPOSALS 2, 3 AND 4.

ON THE OPPOSITE SIDE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

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